EXHIBIT 10.1
DATED          22          November          2005
(1) JEFFREY SPECTOR AND OTHERS
— and —
(2) CINEMASOURCE UK LIMITED

AGREEMENT
for the sale and purchase of
UK THEATRES ONLINE LIMITED and other Companies
100 Fetter Lane
London EC4A 1BN
Tel: 020-7242 1011      • Fax: 020-7894 6550

Beachcroft Wansbroughs
THIS AGREEMENT is made the 22nd day of November 2005
BETWEEN:
(1)	THE PERSONS whose names and addresses are set out in Schedule 1 (the “Sellers”); and

(2)	CINEMASOURCE UK LIMITED, a company incorporated in the United Kingdom whose registered office is at 100 Fetter Lane, London EC4A 1BN, United Kingdom (the “Buyer”).
IT IS AGREED as follows:-
1.	INTERPRETATION
1.1	In this agreement:-

“A Shares”	means the ordinary A Shares of £0.01 each in the capital of the Company;

“B Shares”	means the ordinary B Shares of £0.01 each in the capital of the Company;

“C Shares”	means the ordinary C Shares of £0.01 each in the capital of the Company;

“Accounts”	means the statutory accounts of the Company and, with respect to the Tax Covenant only, Cinemasonline Limited for the year ended on the Balance Sheet Date;

“Act”	means the Companies Act 1985;

“Balance Sheet Date”	means 31 March 2005;

“Business Day”	means a day (other than a Saturday) on which clearing banks in the City of London are open for the transaction of normal sterling banking business;

“Buyer’s Group”	means the Buyer, any subsidiary of the Buyer, any holding company of the Buyer and any subsidiary of any holding company of the Buyer, from time to time;

“Buyer’s Solicitors”	means Beachcroft Wansbroughs of 100 Fetter Lane, London EC4A 1BN;

the “Cartwright Parties”	means Mitchell Clifford Cartwright and any member of his immediate family and any trust of which he or they or any of them are beneficiaries or potential beneficiaries and any company controlled by any of them;

“Cinemasonline Purchase Agreement”	means the agreement for the sale and purchase of Cinemasonline Limited entered into as of today’s date between the Seller named therein and the Buyer;

“Claim”	means a claim by the Buyer for breach of a Warranty under this agreement or the Cinemasonline Purchase Agreement or the Tax covenant by the Sellers or the Warrantors;

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“Company”	means UK Theatres Online Limited (Company Number 3850910) details of which are set out in Schedule 2;

“Completion”	means completion of the sale and purchase of the Shares in accordance with this agreement;

“Completion Date”	means the day after today’s date;

“Confidential Information”	means all information not publicly known and which is known to the Sellers and which is used in and relates to the Company’s business, its customers or financial or other affairs, including, without limitation, information relating to:-

(a) the marketing of products or services including, without limitation, customer names and lists and other details of customers, financial information, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; or

(b) future projects, business development or planning, commercial relationships and negotiations existing in whatever form;

“Consideration”	means the consideration payable on Completion for the purchase of the Shares as set out in Clause 3;

“Disclosed”	means fairly disclosed by the Sellers or the Warrantors, as applicable, to the Buyer in the Disclosure Letter and Second Disclosure Letter (if any) and Disclosure Bundle in sufficient detail to enable the Buyer to make a reasonable assessment of the matter disclosed;

“Disclosure Bundle”	means the two identical bundles of documents the outside covers of each of which have been signed for identification by on or behalf of the Sellers and the Buyer;

“Disclosure Letter”	means the letter in the agreed form (together with the Disclosure Bundle) from the Sellers to the Buyer executed and delivered to the Buyer immediately prior to the execution of this agreement;

“Encumbrance”	means any encumbrance or security interest of any kind whatsoever including without limitation a mortgage, charge, pledge, lien, hypothecation, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, right of set-off or counterclaim, equities, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect or any other rights exercisable by or claims by third parties;

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“Escrow Account”	A joint account to be held by the Sellers’ Solicitors and the Buyer’s Solicitors into which the Escrow Sum will be paid by the Buyer’s Solicitors to be held and dealt with in accordance with the terms of the Escrow Letter;

“Escrow Letter”	means a letter addressed to the Buyer and Jeffrey Spector by the Sellers’ Solicitors and the Buyer’s Solicitors in relation to the Escrow Account:

“Escrow Sum”	means the sum of $107,314;

“ICTA”	means the Income and Corporation Taxes Act 1988;

“Indebtedness”	means any (in each case calculated in accordance with UK generally accepted accounting principles):

(a) indebtedness of the Company for borrowed money, purchase money indebtedness (other than the Overpayments and accounts payable in the ordinary course including those listed as such in the Indebtedness schedule contained at section 5.2 of the Disclosure Letter) or capitalised lease obligations;

(b) guarantees given by the Company;

(c) unpaid taxes that are due or payable by the Company on or prior to Completion or accrued tax liabilities of the Company (excluding VAT on uncollected debtors and save as has arisen in the ordinary course of business including without limitation corporation tax); and

(d) interest expense accrued but unpaid on any of such obligations;

“Independent Accountant”	means an independent chartered accountant or an independent firm of chartered accountants to be agreed upon by the Sellers and the Buyer or (in default of agreement within 10 Business Days) to be selected at the instance of any of them by the President for the time being of the Institute of Chartered Accountants in England and Wales;

“Intellectual Property”	means any and all:-

(a) patents, trade marks, service marks, domain names, registered designs, utility models, applications for and the right to make applications for any of such rights, inventions, Know-How, Confidential Information, unregistered trade marks and service marks, trade and business names, copyrights, (including rights in computer software and in websites) unregistered design rights and other rights in designs and rights in databases;

(b) rights under licences, consents, orders, statutes or otherwise in respect of any rights of

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the nature specified in paragraph (a) and above; and

(c) rights of the same or similar effect or nature as or to those in paragraphs (b) and (c) above in each case in any jurisdiction;

“Intellectual Property Rights”	means all Intellectual Property used, or required to be used, by the Company in, or in connection with its business and/or legally or beneficially owned by the Company;

“Know-How”	means all information not publicly known which is owned by the Company and/or used or required to be used by the Company in or in connection with its business existing in any form (including, but not limited to that comprised in or derived from data, specifications, formulae, experience, drawings, manuals, component, lists, instructions, designs and circuit diagrams, brochures, catalogues and other descriptions) and relating to:

(a) The provision of any services;

(b) the installation, maintenance or use of equipment or processes; or

(c) the rectification, repair, service or maintenance of produces or other equipment;

“Licence”	means a licence, permit, certificate, consent, approval, filing of notification, reports and assessments, registrations or authorisation required by law for the operation of the Company’s business, its ownership, use, possession or occupation of any asset or the performance of this agreement;

“Management Accounts”	means the management accounts of the Company for the 3 month period ended on 30 June 2005 attached to the Disclosure Letter;

“Management Accounts Date”	means 30 June 2005;

“Overpayments”	means payments made to the Company, Spring Leisure Limited and WWW.CO.UK Limited by parties to advertising contracts which have not been yet been invoiced and which are referred to in the schedule of overpayments contained at 6.2 in the Disclosure letter;

“Property”	means 34-36 Orchard Road, St Anne’s On Sea, Lancashire registered at HM Land Registry under number LA430396;

“Second Disclosure Letter”	means the second disclosure letter(s) (if any) written by the Warrantors and delivered to the Buyer in accordance with clause 5.6;

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“Sellers’ Solicitors”	means Wacks Caller Solicitors, Steam Packet House, 76 Cross Street, Manchester M2 4JU;

“Shares”	means:-

(A) in the case of UK Theatres Online Limited the fully paid issued ordinary:

(a) 3,600,000 A shares of £0.01 each;

(b) 1,300,000 B shares of £0.01 each; and

(c) 100,000 C shares of £0.01 each;

in the capital of the Company comprising the whole of the issued share capital of the Company at the date hereof;

(B) in the case of WWW.CO.UK Limited the fully paid issued ordinary:-

(a) 7,574 A Ordinary Shares of £0.01 each; and

(b) 2,426 B Ordinary Shares of £0.01 each

comprising the whole of the issued share capital of WWW.CO.UK Limited at the date hereof;

in the case of capital of Spring Leisure Limited the 700 fully paid issued A Ordinary Shares of £1 each and 300 fully paid issued B Ordinary Shares of £1 each comprising the whole of the issued share capital of Spring Leisure Limited at the date hereof;

“Showtimes”	means Showtimes.com, Inc., a Delaware corporation;

“Taxation”	has the meaning given in Schedule 4 (Tax Covenant);

“Taxation Authority”	has the meaning given in Schedule 4 (Tax Covenant);

“Tax Covenant”	means the covenant set out in Schedule 4;

“Taxation Statute”	means any statute, enactment, law or regulation providing for the imposition of Taxation;

“Tax Warranties”	means the Warranties contained in paragraph 18 of Schedule 3;

“TCGA”	means the Taxation of Chargeable Gains Act 1992;

“Term Sheet”	means that certain Term Sheet, dated as of July 18, 2005, by and between Showtimes, the Company, Cinemasonline Limited and the shareholders of the Company and Cinemasonline Limited party thereto, as amended by that certain Amendment to Term Sheet, dated as of October 11, 2005;

“VAT”	means, in the United Kingdom, value added tax and

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elsewhere, any equivalent tax;

“VATA”	means the Value Added Tax Act 1994;

“Warranties”	means the warranties contained in Clause 5 and Schedule 3 of this agreement and Clause 5 and Schedule 1 of the Cinemasonline Purchase Agreement and references to a “Warranty” shall be construed accordingly; and

“Warrantors”	means the following Sellers: Geneva Cartwright, Mitchell Cartwright, Janette Erskine, Malcolm Johnson Elaine Spector and Jeffrey Spector
1.2	In this agreement, reference to:-
1.2.1	a clause or Schedule is a reference to a clause of or schedule to this agreement;

1.2.2	a document “in the agreed form” is a reference to a document in the form approved by or on behalf of the Buyer and the Sellers;

1.2.3	a statutory provision includes a reference to that provision as modified, replaced, amended and/or re-enacted from time to time and any prior or subsequent subordinate legislation made under it and, where the context so requires, references to an Article of the EC Treaty shall include a reference to the equivalent Article in the EC Treaty prior to its re-numbering by the Treaty of Amsterdam;

1.2.4	“costs” includes a reference to costs, charges and expenses of every description;

1.2.5	a “person” includes a reference to an individual, partnership, unincorporated association or body corporate wherever incorporated or situate and includes a reference to that person’s legal personal representatives and successors;

1.2.6	a “subsidiary”, “holding company” and “body corporate” has the respective meaning set out in sections 736 and 740 of the Act;

1.2.7	a “company” has the meaning set out in section 735 of the Act;

1.2.8	a “subsidiary undertaking” or a “parent undertaking” has the meaning set out in sections 258 and 259 of the Act;

1.2.9	a “group undertaking” has the meaning set out in section 259 of the Act and “Group Company” shall mean any company in the Group of the Company; and

1.2.10	a “connected person” is a reference to a person connected with another within the meaning of section 839 of ICTA.

1.2.11	the “Company” is where the context permits, a reference to the Company and the following companies:
WWW.CO.UK Limited      (04285425); and
Spring Leisure Limited      (05102050).

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1.3	The Schedules form part of this agreement and shall be interpreted and construed as though they were set out in this agreement.

1.4	The headings to the clauses, Schedules and paragraphs of the Schedules are for convenience only and shall not affect the interpretation or construction of this agreement.

1.5	In construing this agreement, the ejusdem generis principle shall not apply and general words are not to be given a restrictive meaning because they are followed by particular examples intended to be embraced by the general words.

1.6	Unless otherwise stated to the contrary in any particular case, any statement which refers to the knowledge or knowledge and belief of the Warrantors or is expressed to be “so far as the Warrantors are aware” or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry of employees and officers of the Company.

1.7	Any agreement, warranty, indemnity, covenant or undertaking on the part of two or more persons shall, except where the contrary is stated, be deemed to be given or made by such persons severally.
2.	SALE AND PURCHASE OF THE SHARES
2.1	The Sellers agree to sell or procure to be sold with full title guarantee and the Buyer agrees to buy, the whole of the legal and beneficial interest in the Shares with all rights attached or accruing to them at the date of Completion.

2.2	The Sellers covenant to the Buyer that the Buyer will on Completion be entitled to exercise all rights attached or accruing to the Shares.

2.3	The completion of this agreement is conditional upon the simultaneous completion of the purchase of Cinemasonline Limited in accordance with the Cinemasonline Purchase Agreement.
3.	CONSIDERATION
3.1	The price for the Shares is the Consideration plus the additional consideration if any payable in accordance with the provisions of clause 3.3.

3.2	The Consideration is the sum of US$1,608,286, which will be apportioned as follows:- UK Theatres Online Limited US$955,071; WWW.CO.UK Limited US$400,503; and Spring Leisure Limited US$252,712, and which will be paid in cash which shall be paid to the Sellers in the amounts set against their respective names in Schedule 1 and which shall be satisfied at Completion by
3.2.1	a credit of the $70,000 paid by Showtimes under the Term Sheet,

3.2.2	the electronic transfer of US$1,538,286 to the Buyer’s Solicitors’ U.S. Dollar Client Account at Coutts Bank, 440 The Strand, London WC2R 0QS, Account No 15537140, IBAN GB07COUT18009115537140, SWIFT Code COUT GB 22
and the Buyer shall not be concerned as to the apportionment of any of the cash amounts detailed in this clause 3.2 as between the Sellers.
3.3	Additional consideration will be payable for the share capital of the Company in the sum of up to £62,552 (or such other sterling amount which is equivalent to the Escrow

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Sum upon the date of the transfer of such sum into the Escrow Account) which will be calculated as set out in Schedule 6.
3.4	The additional consideration referred to in clause 3.3 shall when calculated be paid to the Sellers within seven days of it being calculated by means of the Buyer’s Solicitors and the Sellers’ Solicitors releasing from the Escrow Account the additional consideration which is payable as determined under the provisions of Schedule 6 which sum shall be divided amongst the Sellers as directed by Jeffrey Spector and which payment shall be a sufficient discharge of the obligation of the Buyer to pay such additional consideration to the Sellers.

3.5	To the extent that there is any residue left in the Escrow Account after the payment of all sums due under clause 3.3 it shall be returned to the Buyer (with all interest earned on such residue) in accordance with the terms of the Escrow Letter.

3.6	The Buyer will and will procure insofar as it can that the Company will co-operate in good faith with the Sellers in order to seek to maximise the additional consideration payable under this clause and the Buyer acknowledges that such efforts may result in an increase in the profits of the Company without any corresponding receipt of cash since the relevant monies have already been received by the Company and the Buyer acknowledge that there may in consequence be an adverse effect on cash flow due to the consequential Taxation arising from the conversion of Overpayments into sales.
4.	COMPLETION
4.1	Completion shall, subject to the provisions of Clause 5.5, take place at the offices of the Buyer’s Solicitors in London on the Completion Date when all the matters referred to in Clauses 4.2 to 4.4 shall be effected.

4.2	At Completion the Sellers shall deliver to the Buyer:-
4.2.1	duly executed transfers of the Shares to the Buyer in the agreed form together with the share certificates for all of the Shares (or an express indemnity in a form satisfactory to the Buyer in the case of any missing certificate) and the share certificates in respect of the Company’s shareholdings in each one of WWW.CO.UK Limited and Spring Leisure Limited;

4.2.2	executed power(s) of attorney in favour of the Buyer in the agreed form, and such duly executed waivers or consents as may be required, to give a good title to the Shares to the Buyer and to enable the Buyer be registered as the holder of the Shares and, pending registration, to exercise all voting and other rights attaching to the Shares;

4.2.3	service agreements in the agreed form duly signed by each of the Jeffrey Spector and Janette Erskine;

4.2.4	all the financial and accounting books and records of the Company;

4.2.5	the statutory books of the Company (duly written up to date as at immediately prior to Completion) and Certificates of Incorporation and Certificate of Incorporation on Change of Name;

4.2.6	board resolutions of the Company in the agreed form relating to the matters specified in Clause 4.3;

4.2.7	a surrender and release in the agreed form of the existing lease of the Property executed by the Company and the relevant landlord;

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4.2.8	a lease of the Property in the agreed form duly executed by the Company and the relevant landlord;

4.2.9	written resignations by Elaine Spector, Paul Erskine and Beverly Esposito of their respective employment with the Company in a form satisfactory to Buyer; and

4.2.10	a copy of the Escrow Letter executed by Jeffrey Spector and the Sellers’ Solicitors.
4.3	At Completion the Sellers shall procure that a board meeting of the Company is held at which the directors:-
4.3.1	approve the registration of the transfers in respect of the Shares referred to in Clause 4.2.1 (subject only to due stamping);

4.3.2	revoke all existing authorities to bankers regarding the operation of the Company’s bank accounts and give relevant authorities in favour of the persons nominated by the Buyer to operate such accounts;

4.3.3	change the Company’s accounting reference date to 31 December; and

4.3.4	approve and execute on behalf of the Company a service agreement with each of Jeffrey Spector and Janette Erskine in the agreed form.
4.4	At Completion the Buyer shall:-
4.4.1	pay or procure the payment of or the transfer of into the Escrow Account (as appropriate) the Consideration and the Escrow Sum as set out in Clauses 3.2 and 3.3 by procuring that the Buyer’s Solicitors shall provide an undertaking in the agreed form to the Sellers’ Solicitors and shall effect the electronic transfers referred to therein;

4.4.2	deliver to the Sellers a copy of a resolution of the Buyer’s board of directors (or an authorised committee of that board) authorising the execution and completion of this agreement and the incidental matters referred to herein; and

4.4.3	a copy of the Escrow Letter executed by the Buyer and the Buyer’s Solicitors.
5.	WARRANTIES AND TAX COVENANT
5.1	Each Seller warrants to the Buyer that in relation to himself and the Shares specified against his name in Schedule 1 only, each Warranty contained in paragraphs 1.1, 1.3, 2.1 and 2.2 is true and accurate in all material respects as at the date of this agreement. The Warrantors, in addition to the Warranties they have given as Sellers, warrant to the Buyer in the terms of the Warranties such Warranties being given by Janette Erskine and Malcolm Johnson severally and by Elaine Spector, Jeffrey Spector, Mitchell Cartwright and Geneva Cartwright jointly and severally.

5.2	The Warranties are subject only to:-
5.2.1	any matter which is Disclosed in the Disclosure Letter and Disclosure Bundle and the Second Disclosure Letter;

5.2.2	any matter or thing done or omitted to be done prior to Completion at the written request, or with the written approval of, the Buyer; and

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5.2.3	the provisions of Clause 6.
5.3	Each of the parties acknowledges that the Buyer is entering into this agreement in reliance upon the Warranties. Save as provided in Clause 5.2, no information of which the Buyer or any member of the Buyer’s Group has constructive or imputed knowledge shall prejudice any Claim being made by the Buyer under any of the Warranties nor shall it affect the amount recoverable under any such Claim and neither the rights and remedies of the Buyer nor any of the Sellers’ liability in respect of the Warranties shall be affected by any investigation made by or on behalf of the Buyer into the Company.

5.4	Each of the Warranties shall be interpreted as a separate and independent Warranty so that the Buyer shall have a separate Claim and right of action in respect of every breach of each Warranty.

5.5	The provisions of Schedule 4 shall apply with respect to the matters contained or referred to therein.

5.6	In the period from today’s date until the time that Completion actually takes place the Warrantors shall be entitled to deliver to the Buyer one or more further disclosure letters in which the Warrantors may disclose to the Buyer any further information which shall not have been contained in the Disclosure Letter or the Disclosure Bundle but which is in any way necessary, in the Warrantors’ opinion to qualify the statements contained in the Warranties or the Tax Covenant.

5.7	The parties agree that if a Second Disclosure Letter is delivered to the Buyer then no Claim shall lie against the Warrantors whether before or after Completion in relation to the matter(s) Disclosed in the Second Disclosure Letter but the Buyer may rescind this agreement at any time prior to (but not after) Completion in which case no party shall have any action against any of the others arising from the negotiation of and entry into this agreement and each party shall be responsible for and bear its own costs in relation thereto.

5.8	Jeffrey Spector, Elaine Spector and Janette Erskine jointly and severally undertake to indemnify and keep indemnified the Company from all losses, costs, claims and expenses of whatsoever nature (including for the avoidance of doubt all legal and professional fees) resulting from termination of the employment of Elaine Spector, Paul Erskine and Beverly Esposito.
6.	LIMITATION ON SELLERS’ LIABILITY
6.1	Subject to Clause 5.2, the Sellers’ liability under the Warranties shall be limited as follows:-
6.1.1	no Claim shall be made by the Buyer unless the aggregate amount of all Claims under this agreement and the Cinemasonline Purchase Agreement (including all previous Claims whether or not satisfied) shall equal or exceed £50,000 in which case the whole amount shall be capable of being claimed and not merely the excess, provided that Claims for breaches of Warranties under Clause 5.2 or Clause 5.4 of Schedule 3 shall not be subject to this limitation;

6.1.2	the liability of Janette Erskine and Malcolm Johnson in respect of all the Warranties (and in respect also of Claims under the Tax Covenant) is limited to the cash paid to each by way of Consideration;

6.1.3	the liability of Mitchell Cartwright and Geneva Cartwright in respect of all the Warranties (and in respect also of Claims under the Tax Covenant)

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under this agreement and the Cinemasonline Purchase Agreement is limited to the cash paid to each by way of Consideration under this agreement and any consideration received by either of them pursuant to the Cinemasonline Purchase Agreement less any amount advanced (whether by way of loan or gift) out of such proceeds to any of the Cartwright Parties if and only if the recipient of such proceeds agrees in writing to assume the liabilities of Mitchell Cartwright or Geneva Cartwright, as applicable, in respect of the Warranties and any Claims under the Tax Covenant, limited to the amount of such proceeds received;
6.1.4	no Claim for breach of the Warranties other than the Tax Warranties shall be made unless the Claim has been notified in writing to the Warrantors in reasonable detail before the second anniversary of Completion;

6.1.5	no Claim for breach of the Tax Warranties shall be made unless the Claim has been notified in writing to the Warrantors in reasonable detail before the seventh anniversary of Completion;

6.1.6	subject to clause 6.1.7, the aggregate liability of all the Warrantors in respect of all the Warranties and the Tax Covenant under this agreement and the Cinemasonline Purchase Agreement is limited to the Consideration received by them under this agreement and any consideration received by any of them pursuant to the Cinemasonline Purchase Agreement;

6.1.7	the aggregate liability of Jeffrey Spector and Elaine Spector in respect of (a) the Warranties shall be limited to the total Consideration paid by Buyer under this agreement and the total consideration paid by Buyer under the Cinemasonline Purchase Agreement and (b) the Tax Covenant shall be without limitation; and

6.1.8	no Claim shall lie in relation to up to £125,104 of Overpayments.
6.2	The Sellers shall not be liable under the Warranties to the extent that a Claim arises or is increased:-
6.2.1	wholly or partly from an act or omission compelled by law;

6.2.2	wholly or partly as a result of the passing or coming into force of or any change in any enactment, law, regulation, directive, requirement or any practice of any government, government department or agency or regulatory body (including extra-statutory concessions of the Inland Revenue) after the date hereof whether or not having retrospective effect or any change in the way in which the business of the Company, Spring Leisure Limited or WWW.CO.UK Limited is altered after Completion.
6.3	None of the limitations contained in Clause 5.2 or Clause 6 apply in relation to any Claim arising from any fraud, intent or wilful misstatement on the part of the Sellers in relation to the entry into this agreement.

6.4	The Buyer shall not be entitled to recover damages in respect of any Claim for breach of any of the Warranties or the Tax Covenant or otherwise obtain reimbursement or restitution more than once in respect of any one breach of Warranty or the Tax Covenant or indemnity Claim arising out of or in connection with the same circumstances.

6.5	The Warrantors shall not be liable under the Warranties in respect of any Claim:
(a)	to the extent that recovery is made by the Buyer or any member of the Buyer’s Group under any policy of insurance or to the extent that recovery

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would have been capable of being made under any policy of insurance had the Buyer or any member of the Buyer’s Group effected policies of insurance on similar terms to those effected by or for the benefit of the Company which are in force as at the date of this agreement; or
(b)	to the extent that the Buyer or any member of the Buyer’s Group or those deriving title from the Buyer have already obtained reimbursement or restitution in respect of such Claim from any third party.
6.6	If the Warrantors pay to the Buyer an amount in respect of any Claim under the Warranties and the Buyer or any member of the Buyer’s Group subsequently recovers from a third party (including, without limitation, any insurer or any tax authority) a sum which is referable to that Claim, the Buyer shall repay to the Warrantors so much of the amount originally paid by the Warrantors as does not exceed the sum recovered from the third party after deduction of all reasonable costs and expenses of recovery.

6.7	The Warrantors shall not be liable under the Warranties or the Tax Covenant in respect of any Claim:
(a)	which is based upon a liability which, at the time such Claim is notified to the Warrantors is contingent only or otherwise not capable of being quantified unless and until such liability ceases to be contingent or becomes capable of being quantified. Subject to such Claim being notified to the Warrantors within the time limits specified in clause 6.1, the time limit for issuing and serving proceedings for the purposes of clause 6.1 shall begin on the date on which such liability ceases to be contingent or becomes capable of being quantified;

(b)	to the extent that the matter giving rise to the Claim falls to be done in implementing the terms of this agreement or any document or agreement to be entered into pursuant to this agreement;

(c)	to the extent that results from any change in the way in which the business of the Company, Spring Leisure Limited or WWW.CO.UK Limited is altered after Completion save in relation to which it deals with Overpayments or as required under law in the United Kingdom (provided that even if the change made concerning Overpayments is deemed necessary under the law, the Sellers shall have no liability in respect of the first £125,104 of Overpayments)
6.8	The Buyer shall (and shall procure that the Company shall) take all reasonable steps to mitigate any loss, liability or damage which is likely to give rise to a Claim under the Warranties, and the Tax Covenant including (without limitation) steps to prevent any contingent liability becoming an actual liability. Nothing in this agreement shall relieve the Buyer of any common law or other duty to mitigate any loss, liability or damage suffered or incurred by it.

6.9	If any Claim is made against the Buyer or any member of the Buyer’s Group by any third party which is likely to in turn lead to a Claim by the Buyer against the Warrantors under the Warranties then the Buyer shall:
(a)	give notice of such Claim to the Warrantors as soon as reasonably practicable after the Buyer becomes aware of it;

(b)	keep the Warrantors promptly and fully informed as to the progress of any such Claim;

(c)	subject to the Buyer and the relevant member of the Buyer’s Group being entitled to employ its own legal advisers and being indemnified and secured to

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its reasonable satisfaction by the Warrantors against all liabilities, costs, expenses, damages and losses (including, without limitation, the reasonable and proper costs of its legal advisers) suffered or incurred in connection with any such Claim, take, and shall procure that each member of the Buyer’s Group shall take, all reasonable steps so as to recover or minimise or resolve such liability or dispute and, upon request by the Warrantors, permit the Warrantors to take sole conduct of such actions as the Warrantors deem appropriate in connection with such Claim, in the name of the Buyer or the relevant member of the Buyer’s Group;
(d)	comply with all reasonable requests of the Warrantors in relation to such Claim including (without limitation) giving the Warrantors access to premises, personnel, documents and records for the purpose of investigating the matters giving rise to such Claim; and

(e)	not (and shall procure that no member of the Buyer’s Group shall) accept or pay or compromise any such liability or Claim without the prior written consent of the Warrantors (such consent not to be unreasonably withheld or delayed);
PROVIDED THAT nothing in this clause 6.9 shall require the Buyer or any member of the Buyer’s Group to take or refrain from taking any action which it reasonably considers would materially and adversely affect the goodwill or bona fide commercial interests of the Buyer’s Group.
6.10	If any amount is paid by the Warrantors under the Warranties or the Tax Covenant, the amount of such payment shall be deemed to constitute a reduction in the consideration payable under this agreement.

6.11	No Claim shall be admissible and the Warrantors shall not be liable in respect thereof to the extent that:
6.11.1	the liability arises as a result of or is otherwise attributable wholly to any voluntary act, transaction or omission of the Company or any member of the Buyer’s Group or their respective directors, employees or agents on or after Completion; or

6.11.2	the liability comprises penalties, charges or interest arising directly or indirectly from any act, transaction or omission of any member of the Buyer’s Group or the Company after Completion; or

6.11.3	such Claim is wholly attributable to any voluntary act, omission, transaction or arrangement carried out at the request of or with the consent of any member of the Buyer’s Group or their respective directors, employees or agents before Completion.
7.	PROTECTION OF GOODWILL
7.1	Each of the Sellers undertakes to the Buyer that unless he or she has obtained the prior written consent of the Buyer or another member of the Buyer’s Group or their respective directors, employees or agents or save as would be inconsistent with their obligations under the service agreements:-
7.1.1	(in the case only of the Sellers whose names are not marked with an asterisk in Schedule 1 only) for a period of 24 months from Completion he will not knowingly, for the purpose of any business supplying products or services similar to or capable of being used in substitution for any product

Beachcroft Wansbroughs
or service supplied by the Company, canvass, solicit or endeavour to entice away from the Company any person who has been a customer of the Company or has purchased or agreed or offered to purchase goods from the Company or has employed its services or who has been canvassed by the Company (otherwise than by general advertising) with a view to becoming a customer of the Company; and
7.1.2	for a period of 24 months from Completion he will not solicit or endeavour to entice away from the Company, employ or offer employment to any employee of the Company who is at the date of this agreement and/or at Completion an Employee nor do any act or thing likely to have the effect of causing any Employee to terminate his employment with the Company whether or not such employee would thereby breach his contract of employment; and

7.1.3	he will not at any time in connection with any business carried on by him or otherwise howsoever use directly or indirectly or authorise any person to use directly or indirectly any of the Intellectual Property rights including the names or words “WWW.CO.UK”, “Spring”, “Cinemasonline”, “UK Theatres Online” or any other trading name used by the Buyers’ Group or any names or words similar to or likely to be confused with them or use any distinctive mark, style or logo used by the Company or any mark, style or logo similar to or likely to be confused with them in any manner which is likely to or may result in confusion between or other association with the business, goods, services or other activities of the Company including by using the name “UK Theatres Online “ as part of a corporate name, trade name or otherwise.
7.2	Nothing in Clause 7.1 shall prevent the Sellers from:-
7.2.1	owning not more than three per cent of any class of the issued share capital of a company which is dealt in on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000); or

7.2.2	being engaged, concerned or interested in any business in which he is engaged, concerned or interested at the date hereof.
7.3	The Sellers have taken independent legal advice and acknowledge that they consider the undertakings contained in Clause 7.1 reasonable for the proper protection of the business of the Company and further acknowledge that damages would not be an adequate remedy for breach of such undertakings.

7.4	Each of the undertakings contained in Clause 7.1 is separate and severable and shall be construed on that basis. In the event that any of such undertakings is found to be void but would be valid if some part of it were deleted or if the period or extent of it were reduced such undertaking shall apply with such modification as may be necessary to make it valid and effective.
8.	CONFIDENTIAL INFORMATION AND KNOW-HOW
8.1	Each of the Sellers undertakes before and after Completion but subject to Clause 8.2 that he shall:-
8.1.1	not make use of or disclose to any person Confidential Information, Know-How or Intellectual Property belonging to and/or used by the Company up to Completion; and

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8.1.2	take all reasonable steps to prevent the use or disclosure of any such Confidential Information, Know-How or Intellectual Property belonging to and/or used by the Company.
8.2	Clause 8.1 does not apply to:-
8.2.1	the use or disclosure of Confidential Information required to be used or disclosed by law provided that the relevant Seller gives the Buyer prior notice of such disclosure or in the course of the employment of any Seller by the Company or the Buyer or another member of the Buyer’s Group or as required by the terms of any other contract or agreement to which the Buyer or another member of the Buyer’s Group or the Company is a party;

8.2.2	the disclosure of Confidential Information, Know-How or Intellectual Property to a director, officer or employee of the Buyer or another member of the Buyer’s Group or of the Company whose function requires that he has possession of the Confidential Information Know-How or Intellectual Property Rights;

8.2.3	disclosure of Confidential Information to an adviser for the purpose of advising the Sellers but only on terms that Clause 8.1 applies to use or disclosure by the adviser; or

8.2.4	Confidential Information which becomes publicly known except as a result of any one or more of the Sellers’ breach of Clause 8.1.
9.	ANNOUNCEMENTS
9.1	Subject to Clause 9.2 the Sellers shall not make or send before or after Completion any announcement, communication or circular relating to the subject matter of this agreement unless such party has first obtained the other party’s written consent to the form and text of such announcement, such consent not to be unreasonably withheld.

9.2	Subject to Clause 9.3, Clause 9.1 does not apply to an announcement, communication or circular:-
9.2.1	required by law or by a Recognised Investment Exchange (as defined by the Financial Services and Markets Act 2000) or by any governmental authority, in which event the party required to make or send such announcement, communication or circular shall, where practicable, first consult with the other party as to the content of such announcement;

9.2.2	made or sent by the Buyer or another member of the Buyer’s Group after Completion to the Company’s customers, clients or suppliers advising them of the change of control of the Company; or

9.2.3	sent by the Buyer or another member of the Buyer’s Group to the Sellers’ Solicitors and/or its officers, directors, employees, equity holders, shareholders and professional advisers (“the Authorised Disclosees”) if the Sellers’ Solicitors and any Authorised Disclosee agrees to be bound by confidentiality provisions substantially the same as those contained in Clause 9.
9.3	In the event either party is required by law, applicable regulation or judicial process to disclose any information relating to this agreement, such party agrees to:-
9.3.1	promptly notify the other party of the existence, terms and circumstances surrounding such requirement;

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9.3.2	consult with the other party on the advisability of taking legally available steps to resist or narrow such request; and

9.3.3	if disclosure of such information is required, exercise its reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information. If such order or assurance is not obtained, the party required to disclose such information shall be permitted to disclose only the portion of such information that it is advised by opinion of counsel is required to be disclosed.
10.	NOTICES
10.1	Any notice or other communication pursuant to, or in connection with, this agreement shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas), to the Buyer at the address specified on page 1 above (or such address as may be notified in writing by the Buyer from time to time) with a copy to Hollywood Media Corp., 2255 Glades Road, Suite 221 – A, Boca Raton, Fl 33431 USA (Attention: Legal Department), and to each Seller at the address of the Sellers’ Solicitors (Ref KP).

10.2	Subject to Clause 10.3, any notice or other communication shall be deemed to have been served:-
10.2.1	if delivered personally, when left at the address referred to in Clause 10.1;

10.2.2	if sent by pre-paid recorded delivery post (other than air mail), two days after posting it; or

10.2.3	if sent by air mail, six days after posting it.
10.3	If a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.
11.	ENTIRE AGREEMENT
11.1	This agreement and the Disclosure Letter and the Disclosure Bundle and (if appropriate the Second Disclosure Letter) sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. This agreement supersedes and extinguishes the heads of agreement which shall cease to have any further force or effect. It is agreed that:-
11.1.1	the Buyer has not entered into this agreement in reliance upon any representation, warranty or undertaking of any other party (including, for the avoidance of doubt, any correspondence between any of the Sellers and any of their representatives on the one hand and the Buyer, any other member of the Buyer’s Group and any of their representatives on the other hand) which is not expressly set out or referred to in this agreement or the Disclosure Letter;

11.1.2	no party shall have any remedy in respect of any misrepresentation or any untrue statement made by any other party which is not contained in this agreement or the Disclosure Letter nor for any breach of warranty which is not contained in this agreement or the Disclosure Letter;

11.1.3	this clause shall not exclude any liability for, or remedy in respect of fraud or fraudulent misrepresentation.

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11.2	No variation of this agreement shall be effective unless made in writing and signed by or on behalf of the Buyer and Jeffrey Spector who may make binding and effective the variations on behalf of the other Sellers.
12.	FURTHER ASSURANCE
12.1	Each of the Sellers undertakes to provide the Buyer before or after Completion with all documents as he or she has in his or her possession or under his or her control relating to the business and affairs of the Company and for this purpose each of the Sellers shall give the Buyer and any persons authorised by the Buyer reasonable access to all such documents, and the Buyer may, at its cost, copy any such documents.

12.2	Jeffrey Spector shall, as soon as reasonably practicable and in any event within seven days of Completion, cause Clifford House (2002) Limited to (a) apply to the Land Registry for removal of the Lease dated 24th November 2003 under title number LAN5327 and noted in the Schedule of Notices of Leases of title number LA430396, and (b) promptly deal with the requirements of the Land Registry in connection with such application including without limitation the submission of SDLT returns the payment of any SDLT (where due) and the payment of all Land Registry fees and shall procure the closure of title number LAN5327.

12.3	Each of the Sellers shall:-
12.3.1	at his own cost at any time before and after Completion execute or procure the execution of such documents in a form satisfactory to the Buyer as the Buyer considers reasonably necessary for the purpose of vesting the Shares in the Buyer; and

12.3.2	for a period not exceeding three years from the date of this agreement give to the Buyer such assistance as the Buyer may reasonably require in connection with any dispute or threatened dispute directly or indirectly relating to the Intellectual Property, Know-How and/or the Confidential Information, subject to the Buyer first indemnifying each Seller against any costs hereby incurred by him in such reasonable manner as the Sellers shall reasonably request.
13.	INVALIDITY
If any provision of this agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this agreement but the enforceability of the remainder of this agreement shall remain unaffected.
14.	EFFECT OF COMPLETION
This agreement and in particular the Warranties in so far as any of its provisions remain to be, or are capable of being, performed or observed, shall remain in full force and effect after Completion.
15.	WAIVER
15.1	The failure by the Buyer to exercise or delay in exercising any right or remedy under this agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies the Buyer may otherwise have and no single or partial exercise of any right or remedy under this agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

15.2	The Buyer’s rights and remedies contained in this agreement are in addition to, and not exclusive of, any other rights or remedies available at law.

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16.	COSTS
The Buyer and the Sellers shall pay their own costs in relation to the negotiation, preparation, execution and implementation of this agreement and of each document referred to in this agreement.
17.	ASSIGNMENT
17.1	The Sellers agree that the benefits of this agreement and any documents referred to in it or executed at Completion (including any causes of action arising in connection with any of them) are given to the Buyer for itself and its successors in title and the Buyer and its successors in title may not without the consent of any one or more of the Sellers, such consent not to be unreasonably withheld or delayed, assign the benefits of this agreement.

17.2	Notwithstanding the provisions of Clause 17.1 above, the Buyer may assign the benefits of this agreement to any member of the Buyer’s Group. PROVIDED THAT upon the assignee ceasing to be a member of the Buyer’s Group such benefits shall cease to apply unless they shall have previously been re-assigned to another member of the Buyer’s Group.
18. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
A person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this agreement provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act. No party may declare itself as a trustee of the rights under this agreement for the benefit of any third party save as expressly provided in this agreement.
19. LIMITATION OF TIME
In the event of any Claim being made against any one or more of the Warrantors under the Tax Covenant or in the event of any Claim for breach of the provisions of clause 2, none of the Warrantors shall plead against such Claim the provisions of the Limitation Act 1980 or any other statute or rule of law relating to limitation of time in which an action can be brought or Claim made, provided that this Clause 19 is without prejudice to any express provision of this agreement regarding time limits for notifying or making Claims.
20.	COUNTERPARTS
This agreement may be executed in any number of counterparts and by each of the parties on separate counterparts (by fax or otherwise) each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.
21.	LAW AND JURISDICTION
21.1	This agreement shall be governed by the jurisdiction of the courts of England and Wales and construed and governed in accordance with the laws of England

21.2	Any and all disputes, controversies or claims arising out of, relating to or in connection with this agreement, including any question regarding its existence, validity, scope or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator (“the Arbitrator”) appointed in accordance with such Rules. The arbitration shall be conducted in the English language in Geneva, Switzerland. Judgment on any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expense of such arbitration. The parties shall maintain strict confidentiality with respect to all aspects of the arbitration and shall not disclose the fact, conduct or

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outcome of the arbitration to any non parties or non participants without the prior written consent of each party to the arbitration, except to the extent required by law, applicable regulation or judicial process or to the extent necessary to recognise, confirm or enforce the final award in the arbitration. In the event either party is required by law, applicable regulation or judicial process to disclose any information relating to the arbitration, such party agrees to comply with the provisions set forth in Clause 9.3 above as if applicable to the arbitration.
SIGNED by or on behalf of the parties on the date which first appears in this agreement.

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SCHEDULE 1
Sellers’ Names, Addresses, Shareholdings and Consideration

(1)	(2)	(3)
Names and Addresses of Sellers	Number of Shares	Consideration (US$)
UK THEATRES

Jeffrey Spector	250,000 A Shares	47,754
255 Clifton Drive South
St Annes
RY8 1HW

Mitchell Clifford Michael Cartwright	1,300,000 A Shares and	253,094
16 Clipper Island	25,000 C Shares
Sandyport
Nassau
Bahamas

Janette Erskine	790,625 A Shares	151,021
294 Newton Drive
Blackpool
Lancashire
FY3 8PZ

Malcolm Johnson *	290,625 A Shares and	103,267
121 Blackpool Road	250,000 B Shares
Lytham St Annes
FY8 4AA

David Brown *	50,000 C Shares	9,551
9 Dawson Road
Lytham St Annes
FY8 3AJ

Sam Drury *	25,000 B Shares and	6,367
45 Kilnhouse Lane	8,333 C Shares
Lytham St Annes
FY8 3AB

Wayne Harwood *	8,334 C Shares	1,592
1 Ashley Crescent
Sidmouth
Devon
EX10 9UE

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Terry Hennigan *	8,333 C Shares	1,592
168 Staining Road
Lancashire
FY3 0BB

Phillip Holmes *	50,000 B Shares	9,551
18 Welburn Walk
Thorton Cleveleys
FY5 5QA

Lonecroft plc *	200,000 B Shares	38,203
26-27 Ribblesdale Place
Preston
PR1 3NA

Gillian Power	50,000 B Shares	9,551
37 Cheddar Avenue
Blackpool
FY4 2LQ

Steven Richardson *	25,000 B Shares	4,775
8 Hawthorne Road
Thornton Cleveleys
FY5 5DH

Jeffrey Tennant	50,000 B Shares	9,551
6 Ulverston Crescent
Lytham St Annes
FY8 3RZ

Bradley White *	500,000 B Shares	95,507
6 Fieldway
Lytham St Annes
FY8 3BL

Elaine Patrice Spector	150,000 B Shares	28,652
255 Clifton Drive South
Lytham St Annes
FY8 1HW

Geneva Cartwright	968,750 A Shares	185,045
16 Clipper Island
Sandport
Nassau
Bahamas

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WWW.CO.UK LIMITED

Janette Erskine	1000 A Shares	59,661
294 Newton Drive
Blackpool
Lancashire
FY3 8PZ

David Brown *	300 B Shares	17,898
9 Dawson Road
Lytham St Annes
FY8 3AJ

Sam Drury *	50 B Shares	2,983
45 Kilnhouse Lane
Lytham St Annes
FY8 3AB

Phillip Holmes *	100 B Shares	5,966
18 Welburn Walk
Thornton Cleveleys
FY5 5QA

Clifford House *	501 B Shares	29,890
34-36 Orchard Road
Lytham St Annes
FY8 1PF

Lonecroft plc *	100 B Shares	5,966
26-27 Ribblesdale Place
Preston
PR1 3NA

Mitchell Clifford Michael Cartwright	1643 A Shares and
16 Clipper Island	50 B Shares	101,006
Sandyport
Nassau
Bahamas

Gillian Power	100 B Shares	5,966
37 Cheddar Avenue
Blackpool
FY4 2LQ

Jeffrey Spector	1644 A Shares	98,082
255 Clifton Drive South
Lytham St Annes
FY8 1HW

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Jeffrey Tennant	125 B Shares	7,458
6 Ulverston Crescent
Lytham St Annes
FY8 3RZ

Bradley White *	1000 B Shares	59,661
6 Fieldway
Lytham St Annes
FY8 3BL

Elaine Patrice Spector	100 B Shares	5,966
255 Clifton Drive South
St Annes-on-Sea
Lancashire
FY8 1HW

UK Theatres Online Limited	3287 A Shares	NIL
34-36 Orchard Road
Lytham St Annes
Lancashire
FY8 1PF

SPRING LEISURE LIMITED

Janette Erskine	174 A Shares	45,804
294 Newton Drive
Blackpool
Lancashire
FY3 8PZ

David Brown *	100 B Shares	26,324
9 Dawson Road
Lytham St Annes
FY8 3AJ

Malcolm Johnson *	10 B Shares	2,632
121 Blackpool Road
Lytham St Annes
FY8 4AA

Mitchell Clifford Michael Cartwright	476 A Shares	125,303
16 Clipper Island
Sandyport
Nassau
Bahamas

Jeffrey Spector	25 A Shares	6,581
255 Clifton Drive South
Lytham St Annes
FY8 1HW

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Elaine Patrice Spector	25 A Shares	6,581
255 Clifton Drive South
Lytham St Annes
FY8 1HW

Julian Latham *	100 B Shares	26,324
89 Forest Drive
Lytham St Annes
Lancashire
FY8 4PS

David Bryan Williams *	25 B Shares	6,581
29 Holgate
Blackpool
Lancashire
FY4 5BG

Jeanette Naylor )	25 B Shares	6,581

UK Theatres On Line Limited	40 B Shares	NIL
34-36 Orchard Road
Lytham St Annes
Lancashire
FY48 1PF

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SCHEDULE 2
Part 1
UK Theatres Online Limited

1.	Registered number:	03850910

2.	Previous company names:	None

3.	Registered office:	34-36 Orchard Road, Lytham St. Annes, Lancashire, FY8 1PF

4.	Date and place of incorporation:	30/09/1999 – United Kingdom

5.	Authorised share capital:	£50,000 divided into 3,600,000 Ordinary A Shares of £0.01 each, 1,300,000 Ordinary B Shares of £0.01 each, 100,000 Ordinary C Shares of £0.01 each

6.	Issued share capital:	3,600,000 Ordinary A Shares of £0.01 each, 1,300,000 Ordinary B Shares of £0.01 each and 100,000 Ordinary C Shares of £0.01 each

7.	Shareholders:

	Shareholders	No of shares

	Janette Erskine	790,625 A Shares

	David Brown	50,000 C Shares

	Sam Drury	8,333 C Shares

	Sam Drury	25,000 B Shares

	Wayne Harwood	8334 C Shares

	Terry Hennigan	8333 C Shares

	Phillip Holmes	50,000 B Shares

	Malcolm Johnson	250,000 B Shares

	Malcolm Johnson	290,625 A Shares

	Lonecroft plc	200,000 B Shares

	Mitchell Clifford Michael Cartwright	1,300,000 A Shares

	Mitchell Clifford Michael Cartwright	25,000 C Shares

	Gillian Power	50,000 B Shares

	Steven Richardson	25,000 B Shares

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	Jeffrey Spector	250,000 A Shares

	Jeffrey Tennant	50,000 B Shares

	Bradley White	500,000 B Shares

	Elaine Patrice Spector	150,000 B Shares

	Geneva Cartwright	968,750 A Shares

8.	Loan capital:	Nil

Directors:

9.	Name	Address

	Janette Louise Erskine	294 Newton Drive, Blackpool, Lancashire, FY3 8PZ.

	Jeffrey Spector	255 Clifton Drive South, St Annes On Sea, Lancashire, FY8 1HW

10.	Secretary

	Janette Louise Erskine	294 Newton Drive, Blackpool, Lancashire, FY3 8PZ.

11.	Accounting reference date:	31 March

12.	Charges:	None

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Part 2
WWW.CO.UK Limited

1.	Registered number:	04285425

2.	Previous company names:	Tropictravel Limited

3.	Registered office:	34-36 Orchard Road, Lytham St. Annes, Lancashire, FY8 1PF

4.	Date and place of incorporation:	11/09/2001 – United Kingdom

5.	Authorised share capital:	£1,000 divided into 90,000 Ordinary Shares of £0.01 each, 7,574 A Ordinary Shares of £0.01 each, 2,426 B Ordinary Shares of £0.01 each

6.	Issued share capital:	7,574 A Ordinary Shares of £0.01 each, 2,426 B Ordinary Shares of £0.01 each

7.	Shareholders:

	Shareholders	No of shares

	Janette Erskine	1000 A Shares

	David Brown	300 B Shares

	Sam Drury	50 B Shares

	Phillip Holmes	100 B Shares

	Clifford House	501 B Shares

	Lonecroft plc	100 B Shares

	Mitchell Clifford Michael Cartwright	1643 A Shares

	Mitchell Clifford Michael Cartwright	50 B Shares

100 B Shares

	Gillian Power	1644 A Shares

	Jeffrey Spector	125 B Shares

	Jeffrey Tennant	1000 B Shares

	Bradley White	100 B Shares

	Elaine Patrice Spector	3287 A Shares

UK Theatres Online Limited

8.	Loan capital:	Nil

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9.	Directors:

	Name	Address

	Jeffrey Spector	255 Clifton Drive South, St Annes On Sea, Lancashire, FY8 1HW

10.	Secretary

	Janette Louise Erskine	294 Newton Drive, Blackpool, Lancashire, FY3 8PZ.

11.	Accounting reference date:	31 March

12.	Charges:	None

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Part 3
Spring Leisure Limited

1.	Registered number:	05102050

2.	Previous company names:	None

3.	Registered office:	34-36 Orchard Road, Lytham St. Annes, Lancashire, FY8 1PF

4.	Date and place of incorporation:	14/04/2004 – United Kingdom

5.	Authorised share capital:	£1,000 divided into 1,000 Ordinary Shares of £1.00 each

6.	Issued share capital:	700 Ordinary A Shares of £1.00 each, 300 Ordinary B Shares of £1.00 each

7.	Shareholders:

	Shareholders	No of shares

	Janette Erskine	174 A Shares

	David Brown	100 B Shares

	Malcolm Johnson	10 B Shares

	Mitchell Clifford Michael Cartwright	476 A Shares

	Jeffrey Spector	25 A Shares

	Elaine Patrice Spector	25 A Shares

	Julian Latham	100 B Shares

	David Bryan Williams	25 B Shares

	Jeanette Naylor	25 B Shares

	UK Theatres On Line Limited	40 B Shares

8.	Loan capital:	Nil

9.	Directors:

	Name	Address

	Janette Louise Erskine	294 Newton Drive, Blackpool, Lancashire, FY3 8PZ.

	Jeffrey Spector	255 Clifton Drive South, St Annes On Sea, Lancashire, FY8 1HW

10.	Secretary

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	Janette Louise Erskine	294 Newton Drive, Blackpool, Lancashire, FY3 8PZ.

11.	Accounting reference date:	31 March

12.	Charges:	None

Beachcroft Wansbroughs
SCHEDULE 3
Warranties
1.	SHARE CAPITAL, SUBSIDIARIES AND JOINT VENTURES

Ownership of Shares
1.1	Each Seller is the legal and beneficial owner of, and is entitled to sell with full title guarantee on the terms of this agreement without the consent of any third party, the number of Shares set out opposite his name in Schedule 1 free from Encumbrances.

1.2	The Shares constitute the whole of the Company’s allotted and issued share capital and are fully paid or credited as fully paid.

1.3	There is no Encumbrance on, over or affecting any of unissued shares, debentures or other securities of the Company and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, sale or transfer of any shares, debentures or other securities of the Company.
Joint Ventures
1.4	The Company is not, and has not agreed to become a member of any partnership or other unincorporated association, joint venture, or consortium (other than a recognised trade association) or other profit or income sharing arrangement.
Branch
1.5	The Company does not have any branch, agency or place of business outside the United Kingdom and does not use its letterhead, books or vehicles or otherwise carry on its business under any name other than its corporate name.
2.	CAPACITY

Authority
2.1	Each Seller has the necessary power and authority and has taken all necessary action to enter into and perform this agreement and each of the documents to be executed at or before Completion in accordance with this agreement which will, when executed, become binding and enforceable obligations of the Sellers.

2.2	The Sellers will not, by virtue of entering into or performing any of his duties under this agreement or any other agreement made or to be made between the Sellers and the Buyer, be in breach of any express or implied terms of any contract or of any other obligation binding upon him.
Effect of sale
2.3	The execution or the performance of this agreement or any document to be executed at or before Completion in accordance with this agreement will not so far as the Warrantors are aware:-
2.3.1	result in a breach of, conflict with, or give rise to an event of default under, any agreement or arrangement to which the Company is party or by which the Company is bound;

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2.3.2	relieve any other party to an agreement or arrangement with the Company of its obligations or enable it to terminate the agreement or arrangement;

2.3.3	result in a breach of a Licence, an undertaking to, or order of, any court or governmental agency or regulatory body; or

2.3.4	result in the Company losing the benefit of a Licence.
2.4	The Company has the necessary power and authority to operate its business as conducted at the date of this agreement.
3.	INFORMATION, RECORDS AND DOCUMENTS

Written Information and Material Disclosure
3.1	The information contained in Schedule 2 of this agreement is true and accurate in all respects and not misleading.

3.2	There is attached to the Disclosure Letter a true, complete and accurate copy of the:
3.2.1	Management Accounts; and

3.2.2	Information which is sufficient to enable the Buyer to know how much money is and will become due and payable to the Company by its customers from time to time under all advertising agreements which exist as at 11 November 2005 a copy of which is on a CD-ROM which has been initialled by the Buyer and Jeffrey Spector and is attached to the Disclosure Letter.
Storage of records
3.3	The Company does not have any of its records, systems, or data recorded or operated or otherwise wholly or partly dependent on, or held by, any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access to it and from it) are not under the exclusive ownership and direct control of the Company.
Possession of Documents
3.4	All title deeds relating to the assets of the Company and an executed copy of all agreements to which the Company is a party or by which it is bound and the original copies of all other documents which are owned by, or which ought to be in the possession of, the Company, are in the possession or under the control of the Company.
4.	MANAGEMENT ACCOUNTS AND STATUTORY ACCOUNTS AND RECORDS

Accuracy of the Management Accounts
4.1	The Management Accounts have been prepared with due care and attention (without the benefit of an audit) and fairly represent the state of the Company’s affairs and of its assets and liabilities as at, and of the profits and losses of the Company for the financial period ended on, the Management Accounts Date and have been prepared using practices and policies consistent with those utilised in the preparation of Management Accounts during the previous three years. The deferred revenue and accounts receivable calculations included in the Management Accounts have in all material respects been prepared in accordance with UK generally accepted accounting principles save that no provision is made for corporation tax.

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Books and Records
4.2	The Company’s accounts, books, ledgers, financial and other records are in its possession or under its control, up-to-date and contain a materially accurate record of all matters required to be entered in them by the Act, accounting practice and other relevant legislation.
Events since the Management Accounts Date
4.3	Since the Management Accounts Date:-
4.3.1	the business of the Company has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the financial period ended on the Management Accounts Date so as to maintain the business as a going concern;

4.3.2	no share or loan capital of the Company has been, or agreed to be, issued, allotted, redeemed, purchased or repaid by the Company;

4.3.3	no debt has been subordinated, written down or written off, factored or assigned, and the Company has not agreed to do any of the foregoing;

4.3.4	no capital expenditure has been, or agreed to be, incurred and no commitments of a capital nature have been, or agreed to be, entered into exceeding £5,000 in total by the Company;

4.3.5	no resolution of the shareholders of the Company has been passed;

4.3.6	the Company has not experienced any material deterioration in its financial position or turnover or suffered any diminution of its assets by the wrongful act of any person and the value of its net assets is not materially less than the value of its net assets at the Management Accounts Date and the Company has not had its business, profitability or prospects materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and so far as the Warrantors are aware (but without having made any enquiry of third parties except Employees) there are no facts which are likely to give rise to any such effects. For the purpose of this clause “material” shall mean by a factor of 10% or more;

4.3.7	the Company has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent) otherwise than in the ordinary course of business;

4.3.8	the Company has not declared, made or paid any dividend, bonus or other distributions of capital or income (whether a qualifying distributions or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

4.3.9	the Company has not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this agreement) any liability of the Company to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than corporation tax on the actual income (not chargeable gains or deemed income) of the Company

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arising from transactions entered into in the ordinary course of business, income tax under the PAYE system and national insurance and social security contributions in respect of persons employed by it since the Management Accounts Date and VAT in respect of taxable supplies made by it in the ordinary course of business since the Management Accounts Date;
4.3.10	the Company has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Company at the Management Accounts Date) or since the Management Accounts Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company at the Management Accounts Date;

4.3.11	the Company has not made any change to its accounting reference date and no accounting period of the Company has ended since the Management Accounts Date

4.3.12	the Company has not made a payment or incurred an obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax or as a management expense of the Company; and

4.3.13	the Company (including any class of its members) has not passed any resolution whether in general meeting or otherwise.
4.4	The Accounts have been prepared in accordance with the Companies Acts and with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the law of that jurisdiction.

4.5	The Accounts have been audited by an auditor or firm of accountants qualified to act as auditors in the UK and the auditors’ report(s) required to be annexed to the Accounts is unqualified.

4.6	The Accounts show a true and fair view of the commitments and financial position and affairs of the Company as at the Balance Sheet Date and of the profit and loss of the Company for the financial year ended on that date.

4.7	The Accounts contain either provision adequate to cover, or full particulars in notes of, all Taxation and other liabilities (whether quantified, contingent, disputed or otherwise) of the Company as at the Balance Sheet Date.

4.8	The Accounts have been filed and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

4.9	The Accounts have been prepared on a basis consistent with the audited accounts of, as the case may be, the Company for the two prior accounting periods without any change in accounting policies used.
5.	FINANCE

Bank Borrowing
5.1	The Company is not the beneficiary of any loan facilities from its bankers.
Repayment of borrowings

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5.2	Full details of all the Company’s Indebtedness as at 11 November 2005 set out in the Disclosure Letter, and all of such Indebtedness shall be satisfied in full on or prior to Completion
Bank Statement
5.3	A statement produced from www.yorkshirebank.co.uk as to the credit or debit balances of the Company’s bank accounts as at a date not more than one Business Day before the date of this agreement has been supplied to the Buyer and the Company has no other bank or deposit account (whether in credit or overdrawn) which is omitted from such statement and all payments out of, and receipts in, such accounts since the date of such statement are Disclosed in the Disclosure Letter.
Related Party Transactions
5.4	Full details of all Indebtedness of any officer, director or employee of the Company in favour of the Company are set out in the Disclosure Letter, and all of such Indebtedness shall be satisfied in full on or prior to Completion. In addition, the purchases by certain of the Sellers from the Company of the investments referred to in the Disclosure Letter will be completed on or prior to Completion.
Creation of charges
5.5	The Company has not created, or agreed to create, any Encumbrance or given, or agreed to give, any guarantee, suretyship, indemnity or similar encumbrance or agreement for the postponement of debt or (except in the ordinary course of business) for lien or set-off.
Accounts
5.6	There is contained in the Disclosure Bundle a true, complete and accurate copy of the Accounts.
6.	ASSETS

Title
6.1	All assets included in the Management Accounts and all assets owned or used by the Company are:-
6.1.1	legally and beneficially owned by the Company free from any Encumbrance;

6.1.2	in the possession or under the exclusive control of the Company;

6.1.3	situated in the United Kingdom; and

6.1.4	where subject to a requirement for a Licence, are duly licensed or registered in the sole name of the Company.
6.2	The Company has not received any sum, property or benefit, the payment or transfer of which is liable to be avoided, or which is liable to be recovered from it under any rule of law and does not hold any sum, property or right as trustee or constructive trustee.
Asset registers

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6.3	The Disclosure Bundle includes a reasonably accurate list of all plant, equipment and vehicles and computer hardware and software owned by the Company.

6.4	So far as the Warrantors are aware all plasma screens owned by the Company are in a good and safe condition and in reasonable working order, fair wear and tear excepted.
Maintenance
6.5	Maintenance contracts are in full force and effect in respect of all assets of the Company which the Company is obliged to maintain or repair under any hire purchase, leasing, rental, insurance or other agreement.
Assets sufficient for business
6.6	The assets owned or used by the Company comprise all the assets which in the reasonable opinion of the Warrantors are reasonably necessary for the continuation of the business of the Company as currently carried on.
Leased assets
6.7	The Company is not is a party to or liable under a lease or hire, hire purchase, credit sale or conditional sale, agreement.
Trade Debtors
6.7.1	Save in accordance with the general provision usually made by the Company, none of the debts which are shown in the Management Accounts, or which have arisen subsequently have been released such that the debtor has paid less than the full amount of his debt and so far as the Warrantors are aware 92% of such debts will in the normal course of collection realise their full value as included in the Management Accounts or books of the Company.

6.7.2	No single debtor, taken together with any connected person of that debtor, owes to the Company an amount or amounts in aggregate greater than ten per cent of the total of all debts owing to the Company.
6.8	No single debtor, taken together with any connected person of that debtor as at 30 September 2005 owes to the Company an amount or amounts in aggregate greater than ten per cent of the total of all debts owing to the Company.
Product Liability
6.9	The Company has not received notice of any claim which remains outstanding alleging any defect in, or lack of fitness for purpose of, any goods supplied by the Company, nor so far as the Warrantors are aware are there any circumstances which could give rise to any such claim.

6.10	The Company has not given any guarantee or warranty or made any representation in respect of goods or services supplied or contracted to be supplied by it save for any warranty or guarantee implied by law and (save as aforesaid) has not accepted any obligation which could give rise to any liability after any such goods or services have been supplied by it.

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7.	INSURANCE

Policies
7.1	The Company is party to no policies of insurance other than those listed in the Disclosure Letter.

7.2	The Company has insurance in respect of all risks which a reasonable and prudent owner of the business carried on by the Company in the ordinary course would have.
Claims
7.3	Since incorporation, no claims have been made by the Company on its insurers nor so far as the Warrantors are aware, have any circumstances arisen which may give rise to any claim, which (in either case) could, so far as, the Warrantors are aware, have the effect of causing future premiums to be higher than would otherwise be the case.
8.	CONTRACTS

General
8.1	Each of the contracts with advertisers is in one of the various formats as contained in the Disclosure Bundle.

8.2	There is not outstanding any guarantee, indemnity or suretyship given by or for the benefit of the Company.

8.3	There are no contracts which are both material and unusual whether as capital commitments or otherwise which are currently binding upon the Company, nor so far as the Warrantors are aware is the Company a party to any contract which contains any onerous provision which is outside the ordinary course of business and no expenses or liabilities of a material amount have been incurred before the date of this agreement by the Company otherwise than for the purpose of the Company’s business.

8.4	The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:
8.4.1	cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

8.4.2	involves or is likely to involve obligations, restrictions, expenditures or receipts not in the ordinary course of business and requiring an aggregate consideration payable by the Company in excess of £5,000;

8.4.3	involves or is likely to involve the supply of goods or services by or to the Company the aggregate sales value of which will represent in excess of five per cent of the turnover of the Company for the year ended on the Management Accounts Date;

8.4.4	a contract for services (other than contracts for services provided to the Company in the ordinary course of business which are freely terminable by the Company without penalty on less than 30 days’ notice), including any professional services contracts.

8.4.5	requires the Company to pay any commission, finder’s fee, royalty or the like; or

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8.4.6	is in any way otherwise than in the ordinary and proper course of the Company’s business.
Breach of Contract
8.5	So far as the Warrantors are aware there are no circumstances likely to give rise to a default by the Company or by the other parties under any revenue generating contract such that the consequences of any such default to the Company (including any refunds or other damages payable by the Company), when aggregated with the uncollected debt referenced in Clause 6.7.1, would cause the warranty given by the Warrantors in Clause 6.7.1 to be false as of the date hereof.
Creditors
8.6	The Disclosure Letter includes an accurate and complete list of all creditors of the Company as at 11 November 2005. The Company has paid all its creditors within the credit periods normally applied by the Company to such creditors (and no earlier) and no debt owing by the Company has been due for more than 6 weeks.
Customers and suppliers
8.7	During the two months preceding the date of this agreement there has been no substantial change in the basis or terms on which any person (including any supplier) is prepared to enter into contracts or do business with the Company and so far as the Warrantors are aware no such change is likely.

8.8	No person who is, or who has during the last six months been, a media host of the Company has ceased, or has threatened or indicated to the Company an intention to terminate its site contract with the Company.

8.9	So far as the Warrantors are aware having made no enquiry the decisions of customers and suppliers to continue to do business with the Company will not be prejudicially affected by the execution or completion of this agreement or a document to be executed at or before Completion in accordance with its terms.
9.	INSIDER CONTRACTS
9.1	The Company has not since incorporation been a party to any material agreement or arrangement (whether legally enforceable or not):-
9.1.1	which is or was not of an entirely arm’s length nature; and

9.1.2	in which any Seller or any connected person of any of them is or was directly or indirectly interested.
9.2	None of the Company’s assets (including the benefit of any licences or agreements) have been acquired for a consideration otherwise than for its market value at the date of such acquisition.

9.3	There are no debts (whether or not due for payment and including contingent liabilities) or unfulfilled obligations (present or future, actual or contingent) owing between the Company and any Seller or any director or former director of the Company or any connected person of any of them.

9.4	So far as the Warrantors are aware there is no claim or circumstance which may give rise to a claim against the Company by any director or former director of the Company or any connected person of any of them on any account whatsoever.
Other interests of the Warrantors

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9.5	None of the Warrantors nor any connected person of any of the Warrantors have a direct or indirect interest in any person (other than the Company or Cinemasonline Limited) or any intellectual property rights which is or is likely to be or become, competitive with the business of the Company as the beneficial owner of any class of securities of any company listed on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) and in respect of which each Warrantor or such person is beneficially interested in less than three per cent of all the issued securities of that class).
10.	LITIGATION

Proceedings
10.1	The Company is not currently engaged in any civil, criminal, administrative or arbitration claim, proceedings or enquiries and has not previously been engaged in any material civil, criminal administrative or arbitration claim proceedings or enquiries and, so far as the Warrantors are aware, there are no such actions, suits, proceedings, claims or enquiries pending or threatened by or against the Company or any director of the Company or any person for whose acts or defaults the Company may be vicariously liable and, so far as the Warrantors are aware, there is no matter or fact in existence which might give rise to the same.

10.2	The Company has not given any undertaking to any court or to any third party arising out of any legal proceedings and the Company is not subject to any outstanding injunction, order, judgment, decree or arbitral award of any court, tribunal arbitrator, governmental agency or other regulatory body.

10.3	Neither the Company nor any Employee, officer, agent or former officer, agent or employee of the Company has been convicted of any offence in relation to the Company, and no Employee or officer has, so far as the Warrantors are aware, been convicted of any offence which reflects upon his suitability to hold his position or upon the reputation of the Company.
11.	LEGAL MATTERS

Compliance with law
11.1	The Company has conducted its business in accordance with its memorandum and articles of association, all applicable law and regulations of any jurisdiction in which it carries on business and there has been no violation of, or default with respect to, any order or judgement of any court, tribunal, governmental agency or regulatory authority in any jurisdiction which has, or could have, an adverse effect on the assets or business of the Company.

11.2	Due compliance has been made with the provisions of the Act and other legal requirements in connection with the formation of the Company, the allotment and issue and purchase of its shares and the conduct of its business and no notice or allegation has been received that any of the foregoing is incorrect or should be rectified.
Investigations
11.3	There is and has been no governmental, regulatory or other investigation, enquiry or disciplinary action regarding the Company of which the Company has received notice and none is pending or threatened and to the best of the Warrantors’ knowledge, information and belief, there are no circumstances which could give rise to such an investigation, enquiry or action.
Licences

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11.4	The Company does not require Licences for the proper carrying on of its business.
Documents filed
11.5	All returns, particulars, resolutions and other documents required to be delivered to the Registrar of Companies by the Company have been properly prepared and delivered.
Memorandum and Articles of Association
11.6	The copy of the memorandum and articles of association of the Company contained in the statutory books delivered by the Warrantors under Clause 4 is true, complete, accurate and up-to-date and includes copies of all resolutions or agreements required by law to be annexed to it and each register and minute book required to be kept by the Act has been properly kept, is up-to-date and contains a true, accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.
Powers of Attorney
11.7	The Company has not given any power of attorney which remains in effect nor has it given any other similar authority which is still outstanding (other than authority for an Employee to enter into routine trading contracts in the usual course of their duties).
12.	INSOLVENCY
12.1	In relation to the Company:-
12.1.1	no resolution has been passed (and no meeting has been convened, and no written resolution has been circulated with a view to any resolution), no petition has been presented and no order has been made for administration or winding up or for the appointment of a receiver or provisional liquidator;

12.1.2	no procedure has been commenced, by the Registrar of Companies or any other person, with a view to striking off under section 652 of the Act;

12.1.3	no receiver has been appointed, no Encumbrance has been enforced, and no floating charge has crystallised on or over any of its assets, and no event has occurred or will occur by virtue of the execution and performance of this agreement which would cause, or entitle any person to cause, any of these things to happen;

12.1.4	it has not stopped paying its creditors, is not insolvent, and is not unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986;

12.1.5	there is no unsatisfied judgement or order of any court or tribunal, or award of any arbitrator, against it;

12.1.6	no distress, execution or other process has been levied against any of its assets;

12.1.7	no meeting of its creditors, or any class of them, has been held or summoned, no proposal has been made for a moratorium, composition or arrangement in relation to any of its debts, or for a voluntary arrangement under Part 1 of the Insolvency Act 1986; and

12.1.8	no event analogous to any of the above has occurred in any jurisdiction.

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12.2	In relation to each Seller:-
12.2.1	no petition has been presented and no order made for his or her bankruptcy or for the appointment of a receiver over any of his or her assets;

12.2.2	no Encumbrance has been enforced and no distress, execution or other process has been levied, on or over any of the Shares held by him or her; and

12.2.3	no event analogous to any of the above has occurred in any jurisdiction.
13.	INTELLECTUAL PROPERTY
13.1	The Company owns or is entitled to use (whether by agreement with Cinemasonline Limited or otherwise) all Intellectual Property Rights necessary for the operation of, exploitation by or use by the business of the Company and, so far as the Warrantors are aware, nothing has been done or omitted to be done by which any Intellectual Property Right may cease to be valid and (so far as applicable) is enforceable.

13.2	Each of those of the Intellectual Property Rights referred to in Warranty 13.1 which have been created by or for the Company and Cinemasonline is:-
13.2.1	valid, subsisting and enforceable and, so far as the Warrantors are aware, nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

13.2.2	solely legally and beneficially owned by, and validly granted to, the Company free from any lien, licence, encumbrance, restriction on use or disclosure obligation;

13.2.3	used exclusively by the Company; and

13.2.4	not, and so far as the Warrantors are aware, will not be, the subject of a claim, opposition, challenge or attack from a person including, without limitation, an employee of the Company as to title, subsistence, validity, enforceability, entitlement or pursuant to sections 40 and 41 of the Patents Act 1977 or otherwise.
13.3	All Confidential Information has been kept secret and (save as required in the ordinary course of business) not been disclosed to third parties.

13.4	There is and has been no civil, criminal, arbitration, administrative or other proceeding or dispute in any jurisdiction concerning any of the Intellectual Property Rights referred to in Warranty 13.1 and so far as the Warrantors are aware, no civil, criminal, arbitration, administrative or other proceedings concerning any of the Intellectual Property Rights is pending or threatened. So far as the Warrantors are aware (but without having made any enquiry) no matter exists which might give rise to a proceeding of that type.

13.5	The Company does not use on its letterhead, books, vehicles or products or otherwise carry on its business under any name other than its corporate name.

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14.	INFORMATION TECHNOLOGY
For the purposes of the following Warranties in this paragraph 14 “Computers” and “Computer Systems” includes all hardware, firmware, peripherals, communication links, storage media, networking equipment and other equipment used in conjunction therewith together with all computer software and all related object and source codes and databases.
14.1	So far as the Warrantors are aware the Computers and Computer Systems owned by the Company or used by or on behalf of the Company:-
14.1.1	are in reasonable operating order and are overall fulfilling the purposes for which they were acquired or established in a reasonably efficient manner without material failures, downtime or errors;

14.1.2	have adequate capacity for the Company’s present needs and (taking into account the extent to which the Computer Systems are expandable) needs for the next six months;

14.1.3	have security, back-up systems, duplication, hardware and software support and maintenance (including emergency cover) and reasonably trained personnel to ensure:-
14.1.3.1	that breaches of security, errors and breakdowns are kept to a minimum;

14.1.3.2	that no material disruption will be caused to the business of the Company or any material part thereof in the event of a breach of security, error or breakdown;

14.1.3.3	that in the event of any fault no more than one day’s data would be lost;

14.1.3.4	that the availability, confidentiality and integrity of data held or transmitted by the computer systems used by the Company are preserved;
14.1.4	would not (so far as the Warrantors are aware) be likely to be in need of replacement or material upgrading if the Company continued to be owned by the Sellers and continued to be operated as it is currently operated on as cost effective basis as it is currently operated within six months after Completion.
14.2	All Computers and Computer Systems, used in the business of the Company are owned and operated by and under the sole control of the Company, are not shared with or used by or on behalf of any other person and there are in existence no agreements or arrangements entitling any other person to share or to have access to or use of such Computers or Computer Systems, or any of them.

14.3	All software used on or stored or resident in the Computers or Computer Systems owned by the Company or used by or on behalf of the Company:-
14.3.1	is lawfully held and used and so far as the Warrantors are aware does not infringe the copyright or other Intellectual Property of any person, and all copies held have been lawfully made;

14.3.2	as to the copyright therein:-
14.3.2.1	in the case of standard packaged software purchased outright, is licensed to the Company on an express or implied licence which does not require the Company to make any further payments, is not

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terminable without the consent of the Company and which imposes no material restrictions (save as to copying) on the use or transfer of the software; and
14.3.2.2	in the case of all other software, is validly licensed to the Company on the terms of a written licence (a true and complete copy of which has been given to the Buyer at Completion) which requires payment by the Company of a fixed annual licence fee at a rate not exceeding that paid in the financial year ended on the Balance Sheet Date but (save for reasonable fees for software support) requires the Company to make no further or other payment, is not terminable (save for failure to pay the licence fee) without the consent of the Company and imposes no material restrictions (save as to copying) on the use or transfer of the software.
14.4	The Company either owns or is validly licensed in perpetuity (other than in the event of breach or insolvency) to use the software currently used in its business; all sums due under any such licences have been paid; and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as it has been used prior to the date of this agreement. The terms of all software licences (other than licences for standard packaged software) have been disclosed in the Disclosure Letter and the Company has not breached the terms of any such licence and no notices of breach or termination have been served on the Company in respect of any such licence.

14.5	No software owned by or licensed to the Company is used by or licensed or sub-licensed by the Company to any other person.

14.6	All records and data of or relating to the business of the Company stored by electronic means are capable of ready access through the present Computer Systems of the Company.

14.7	The Company is the sole owner of the domain names listed as owned by it in the Disclosure Letter together with the websites which may be accessed at these domain names (the “Websites”) including the goodwill, copyright and other Intellectual Property in the Websites.
15.	DATA PROTECTION
15.1	The Company has obtained and maintained in force all registrations/notifications necessary or appropriate under the Data Protection Act 1984 (as amended) (“DPA 1984”) and the Data Protection Act 1998 (“DPA 1998”) in relation to its business including, without limitation, each registration relating to the obtaining, holding, processing, transfer and disclosure of personal data effected by the Company (including, without limitation, to the Buyer).

15.2	The Company has at all times materially complied with all relevant provisions of the DPA 1984 and the DPA 1998 including the eight Data Protection Principles.

15.3	The Company has not received any notice, letter or complaint alleging a breach by it of the provisions of the DPA 1984 or the DPA 1998 nor has it received any notice from the Data Protection Commissioner.
16.	EMPLOYEES
16.1	Details of material employment terms of all Employees and directors of the Company are set out in the Disclosure Bundle.

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16.2	Save as set out in the Disclosure Bundle the Company has no other Employees or directors.

16.3	The Company has not offered or agreed to increase the remuneration of, or altered or sought to alter any of the terms and conditions of employment of, any Employee or directors save as agreed with the Buyer’s Group.

16.4	There is no liability, outstanding or contingent or anticipated, to any present or former Employee or director other than remuneration accrued for the current wage or salary period or for reimbursement of normal business expenses and no present or former Employee or director has any claim, outstanding or contingent or anticipated, against the Company or right to be indemnified by the Company arising out of an act or omission in the course of his office or employment or in relation to the termination of that office or employment on or before the date of this agreement and the Warrantors are not aware of any facts that might give rise to the same.

16.5	The Company has not since its incorporation been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has the Company failed to comply with any duty to inform and consult any appropriate representative under the said Regulations.

16.6	The Company has in relation to each of its present and former Employees and directors:-
16.6.1	complied with all obligations imposed on it and all orders and awards made under, all statutes, statutory instruments, European Community law, regulations, orders, collective agreements, customs and practices relevant to the relations between it and its Employees and directors or any trade union or the terms and conditions of employment or working conditions of its Employees and directors (including, without prejudice to the generality of the foregoing, health and safety at work and sex or race discrimination) and complied with any recommendations made by the Advisory Conciliation and Arbitration Service or the Equal Opportunities Commission and with any arbitration awards and declarations; and

16.6.2	maintained adequate personnel records which are now up to date, complete and accurate in all material respects.
17.	PENSION MATTERS
17.1	The Company is not and never has been a party to any agreement or arrangement for the provision of any relevant benefits (as defined in section 612(1) of ICTA, with the omission of the exception in that definition) for any person.

17.2	The Company is not and never has an obligation to contribute to any personal pension scheme (as defined in section 630 of ICTA) in respect of any Employee or former employee.
18.	TAX MATTERS

General
18.1	Notices and returns
All returns, computations, notices and registrations of the Company for the purposes of Taxation have been made on a proper basis and are correct and so far as the Warrantors are aware none of them is expected to be the subject of any material dispute with any Taxation Authority. All information supplied by the Company for the

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purposes of Taxation was when supplied and so far as the Warrantors are aware remains complete and accurate in all material respects.
18.2	Payment of Tax due / penalties and interest
18.2.1	All Taxation which the Company is liable to pay prior to Completion has been so paid prior to Completion (insofar as such Taxation ought to have been paid).

18.2.2	The Company has not within the period of three years ending on the date of this agreement paid or become liable to pay any material penalty, fine, surcharge or interest on or with reference to Tax.
18.3	Compliance with Tax collection obligations
18.3.1	All income tax and national insurance or social security contributions deductible and payable under the PAYE system and/or any other Taxation Statute have, so far as is required to be deducted, been deducted from payments made or treated as made by the Company and all such amounts due to be paid to HM Revenue and Customs prior to the date of this agreement have been so paid.

18.3.2	The Company does not currently engage, and has not within the last three years engaged, any person whom it has treated as self-employed but who may be deemed by an English Court of law to be an employee of it.
18.4	Investigations and Disputes
18.4.1	The Company has not within the last 3 years been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority other than routine visits and routine audits and no notice has been received by the Company from any Taxation Authority indicating that it intends to investigate any of the Taxation affairs of the Company.

18.4.2	Within the last four years there has been no material dispute or difference between the Company and any Taxation Authority.
18.5	Anti-avoidance provisions
The Company has not within the last six years entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of a liability to Taxation.
18.6	Records and Acquisition Costs
18.6.1	If each of the capital assets of the Company was disposed of on the date hereof for a consideration equal to the book value of that asset in, or adopted for the purposes of, the Accounts or, in the case of assets acquired since the Balance Sheet Date, equal to the consideration given upon its acquisition, so far as the Warrantors are aware no liability to corporation tax on chargeable gains would arise (and for the purpose of determining the liability there shall be disregarded any relief and allowances available to the Company other than amounts falling to be deducted under section 38, TCGA).

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18.6.2	The Company holds sufficient records to determine the tax consequence which would arise on any disposal or realisation of any asset owned at the Balance Sheet Date or acquired since that date but prior to Completion.
18.7	Reconstructions etc
18.7.1	The Company, has at no time within the last six years:-
18.7.1.1	been engaged in or been a party to any of the transactions set out in sections 213 to 218 inclusive, ICTA 1988 nor has it made or received a chargeable payment as defined in section 218(1), ICTA 1988;or

18.7.1.2	been a party to or involved in any transaction falling within (or which would but for section 137 TCGA 1992 have fallen within) any of sections 126-139 of that Act (reorganisations, share exchanges and reconstructions).
18.8	Change in the nature of trade
Within the period of three years ending with the date of this agreement there has been no major change in the nature or conduct of any trade or business (as defined in sections 768 and 768B ICTA 1988) carried on by the Company.
18.9	Transfer pricing
The Company is not and has not within the last three years been a party to any transaction or arrangement which may cause the Company’s Taxation Liability for any purpose to be calculated in accordance with Schedule 28AA, ICTA 1988 or the transfer pricing provisions of any foreign jurisdiction or double tax convention.
18.10	Groups
The Company is not and has never been a member of a group of companies for any tax purpose including but not limited to being a member of any VAT group.
18.11	Value Added Tax
The Company is a taxable person duly registered for the purposes of VAT and all supplies made by the Company in the course of its trade are taxable supplies.
18.12	Stamp duty and Stamp Duty Land Tax
18.12.1	All documents (other than those which have ceased to have any legal effect) to which the Company is a party as at Completion and which are (or would be if in the United Kingdom) stampable have been duly stamped.

18.12.2	The Disclosure Letter sets out full and accurate details of any chargeable interest (as defined under section 48, Finance Act 2003) acquired or held by the Company before Completion in respect of which the Sellers are aware or ought reasonably to be aware that an additional land transaction return will be required to be filed with a Taxation Authority and/or a payment of stamp duty land tax made on or after Completion
19.	PROPERTY MATTERS

Title

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19.1	The Company owns no freehold land or premises and does not occupy land or premises under a licence.

19.2	The Property comprises the only property owned, occupied or otherwise used by the Company and they are all occupied solely by the Company.

19.3	If the Property is occupied or otherwise used by the Company in connection with its business, it is occupied or used by right of ownership or under lease or licence the terms of which permit that occupation or use.

19.4	The Company is the legal and beneficial owner of the Property.

19.5	The information contained in Schedule 5 is complete and accurate.

19.6	If the Lease is compulsorily registrable at Land Registry it is registered at Land Registry and all easements and other rights granted by the Lease have where necessary been registered or noted at Land Registry so as to bind the reversion to the Lease or any other servient land.
Encumbrances
19.7	The Property is free from mortgages, debentures, charges, rent charges, liens or other encumbrances or matters of an onerous nature which would affect its value.

19.8	The Property is not subject to outgoings other than business rates, water rates and insurance premiums and rent and service charges.

19.9	The Property is free of restrictive covenants, stipulations, easements, profits à prendre, wayleaves, licences, grants, restrictions, overriding interests or other similar rights vested in third parties or any agreement to create, or claim by any person to be entitled to, any of the foregoing.

19.10	If any disclosure is made in the Disclosure Letter qualifying any of paragraphs 19.9, 19.10 and 19.11 above, all obligations and liabilities imposed by or arising in relation to any matter so disclosed have been performed and discharged and no payments in respect of them are outstanding.

19.11	The Property is not subject to options or rights of pre-emption.
Planning Matters
19.12	The use of the Property is the permitted use for the purposes of the Planning Acts, as defined in section 336 Town and Country Planning Act 1990 (“Planning Acts”).

19.13	With respect to the development of the Property, planning permission has been obtained or is deemed to have been granted for the purposes of the Planning Acts, no permission has been suspended or called in and no application for planning permission is awaiting decision.

19.14	Building regulation consents have been obtained with respect to all development alterations and improvements to the Property.

19.15	The Company has complied and is complying with:
19.15.1	planning permissions, orders, regulations, consents and bye-laws applicable to the Property;

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19.15.2	all agreements under section 52 Town and Country Planning Act 1971 and all planning obligations under section 106 of the Town and Country Planning Act 1990 made with respect to the Property; and

19.15.3	all agreements made under section 38 Highways Act 1980 with respect to the Property.
19.16	The Property is not listed as being of special historic or architectural importance or located in a conservation area.

19.17	All claims and liabilities (contingent or otherwise) under the Planning Acts or other legislation in relation to the Property have been discharged.
Statutory Obligations
19.18	The Company has complied and is complying with applicable statutory and bye-law requirements with respect to the Property.

19.19	There is no unperformed obligation with respect to the Property performance of which is necessary to comply with the requirements (whether formal or informal) of a competent authority exercising statutory or delegated powers.

19.20	No licences are required in relation to the Property.
Adverse Orders
19.21	There are no compulsory purchase notices, orders or resolutions affecting the Property and there are no circumstances which might lead to any being made.

19.22	There are no closing demolition or clearance orders, enforcement notices or stop notices affecting the Property and there are no circumstances which might lead to any being made.

19.23	There is no outstanding notice, order, demand, resolution, proposal, complaint or requirement issued or made, or intended to be issued or made, by any local or other competent authority or body concerning compulsory acquisition, clearance, demolition or closing, the carrying out of any work (including any work required by reason of the fact that the Property is a listed building), the modification of any planning permission, the discontinuance of any use, the imposition of any building or improvement line, any breach of or non-compliance with building and fire regulations or any other matter which would adversely affect the value of the Property.

19.24	There is no requirement relating to the Property or its use which although not registered in the Register of Local Land Charges is capable of registration in that Register.

19.25	There is no receipt of compensation as a result of any refusal of any application for planning permission or the imposition of any restriction in relation to any planning permission, listed building consent or conservation area consent relating to the Property.
Condition of the Property
19.26	The buildings and other structures on or comprising the Property is in good and substantial repair and condition and fit for the purposes for which they are used.

19.27	None of the buildings or structures on the Property:

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19.27.1	has been affected by structural damage or electrical defects or by timber infestation or disease; or

19.27.2	contains in its fabric high alumina cement, blue asbestos, calcium chloride accelerator, wood wool slabs used as permanent shuttering or other deleterious material.
19.28	The Property is not located in an area or subject to circumstances particularly susceptible to flooding or is affected by mining activity.

19.29	There are no disputes with neighbouring owners with respect to boundary walls and fences relating to the Property or with respect to easements or rights over or means of access to the Property.

19.30	The principal means of access to the Property is over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense, and no means of access to the Property is shared with another person or subject to rights of determination by another person.

19.31	The Property is not subject to rights of common.

19.32	The Property enjoys the main services of water, drainage, electricity and gas.

19.33	None of the facilities necessary for the enjoyment or use of the Property for its current use is enjoyed on terms entitling any person to terminate or curtail its use.
Insurance
19.34	The Property is insured in its full reinstatement values for not less than three years’ loss of rent and against third party and public liabilities to an adequate extent.
Leasehold Property
19.35	The Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in the Lease and the last demand for rent (or receipt if issued) in relation to the Lease was unqualified.

19.36	The Lease is in full force.

19.37	The licences, consents and approvals required from the landlords and any superior landlords under the Lease have been obtained and the covenants on the part of the tenant contained in those licences, consents and approvals have been duly performed.

19.38	There are no rent reviews in progress under the Lease.

19.39	No obligation necessary to comply with a notice given by or other requirement of the landlord under the Lease is outstanding and unperformed.

19.40	There is no obligation to reinstate the Property by removing or dismantling an alteration made to it by the Company or a predecessor in title.

19.41	The Company has not entered into an agreement with the landlord of the Property specifying circumstances in which it would be reasonable for the landlord to withhold its consent to an assignment in accordance with section 19(1A) Landlord and Tenant Act 1927.

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19.42	The Company has no contingent liability (as original or previous tenant or as guarantor) in respect of any lease granted prior to 1 January 1996 or following an excluded assignment as defined in the Landlord and Tenant (Covenants) Act 1995.

19.43	The Company has not surrendered the lease of any leasehold property to the reversioner without first investigating the reversioner’s title and without receiving from the reversioner an absolute release from the tenant’s covenants in the relevant lease and from all liability arising under that lease.

19.44	The Company has not assigned any leasehold property of which it was the original tenant and in respect of which it entered into a covenant with the landlord to observe and perform the tenant’s covenants under that lease without receiving a full and effective indemnity in respect of its liability under that lease.
20.	ENVIRONMENTAL MATTERS

“Environment”	means all and any of the following media, being land, water and air (wherever situate) and includes all human or plant or animal life and living organisms

“Environmental Laws”	means all or any applicable law, whether past, present or future, including common law, statute, statutory instrument, regulation, codes of practice or guidance, European law, directives, regulations, decisions of the European Court and any by-law, order, notice, demand, decree, injunction, resolution or judgment of any competent authority which has as a purpose or effect the prevention of harm to the Environment.
Environmental proceedings and nuisances
20.1	There is no civil, criminal or administrative action, claim, complaint, notice, caution, correspondence, investigation or other proceedings or suit being taken or made, pending or threatened in connection with the activities of the Company at any time or any asset owned occupied or used by the Company nor any act or omission of the Company giving rise or likely to give rise in the future to any such action, claim or complaint notice, caution, correspondence, investigation, proceedings or suit or any such liability or any other liabilities under any Environmental Laws.

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SCHEDULE 4
Tax Covenant
1.	INTERPRETATION
     1.1 In this Schedule :

“Claim”	means a claim, assessment, notice, demand, or letter or other document issued by or on behalf of a Taxation Authority from where it appears that the Company or Cinemasonline Limited is or may be liable or is sought to be made liable to make or has made a payment to the Taxation Authority or is or may be or has been denied or sought to be denied a Relief or that a Relief is or may be or has been utilised as an offset;

“Event”	means an event, act, transaction or omission, including without limitation, a receipt or accrual of value, income or gains, distribution and the entering into and completion of the agreement or the Cinemasonline Purchase Agreement and includes any Event (as so defined) which is deemed to occur for the purpose of any Tax);

“Event occurring on or before Completion”	includes any combination of events only the first or some of which take place on or before Completion but (if so) only to the extent that such transactions before Completion are outside the ordinary course of business of the Company and the successive transactions effected after Completion are inside or outside the ordinary course of the business of the Company as carried out at Completion excluding those acts performed by the Company voluntarily after Completion;

“Overprovision”	Overprovision means the amount by which any provision in the Accounts relating to tax is overstated, applying the accounting policies, principles and practices adopted in relation to the preparation of the Accounts (and ignoring the effect of any change in law made or action taken by the Buyer or the Company after Completion, or any Relief arising after Completion);

“Relief”	means any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise;

“Saving”	means the reduction or elimination of any liability of the Company to make any actual payment of tax in respect of which the Warrantors would not have

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been liable under Clauses 2.1 or 2.2, by the use of any Relief arising wholly as result of a Tax Liability in respect of which the Warrantors have made a payment under Clauses 2.1 or 2.2 of this Tax Covenant;

“Tax or Taxation”	means any and all forms of taxes, levies, imposts, contributions, duties and charges in the nature of taxation and all withholdings or deductions in respect thereof of whatever nature whenever imposed whether of the United Kingdom or elsewhere (including, for the avoidance of doubt, National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere) and whether directly or primarily chargeable against, recoverable from or attributable to the Company, Cinemasonline Limited or any other person including all fines, penalties, charges and interest relating to the same (but excluding any charges, interest, penalties or fines arising after Completion by reason of any failure by the Buyer or the Company or Cinemasonline Limited after Completion to pay to the relevant Taxation Authority any amount in respect of a Tax Liability paid by the Warrantors to the Buyer under this Tax Covenant).

“Taxation Authority”	means any body or person anywhere in the world having the duty or power to assess levy collect or receive tax.

“Tax Liability”	includes any Tax liability satisfied before the date of this Tax Covenant and any liability as a representative or for which the Company or Cinemasonline Limited is not primarily accountable or for which it has a right of recourse against another person;
1.2	Unless the context otherwise requires, words and expressions defined in the agreement have the same meanings in this Tax Covenant as in the agreement.

1.3	Unless the context otherwise requires, in this Schedule, references to “Clause” shall mean a Clause of this Schedule.

1.4	The Warrantors’ obligations contained in this Tax Covenant are joint and several.
2.	THE WARRANTORS’ OBLIGATIONS
2.1	Subject to Clause 2.3 the Warrantors shall pay to the Buyer an amount equal to the amount of the Company’s or Cinemasonline Limited’s Tax Liability which the Company or Cinemasonline Limited is obliged to pay to a Taxation Authority:
2.1.1	which arises in consequence of an Event occurring on or before Completion;

2.1.2	which would not have arisen but for the loss, reduction, modification or cancellation of some Relief in consequence of an Event occurring on or before Completion where and insofar as that Relief has been shown as an

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asset in the Accounts or has been taken into account in computing (and reducing) a provision (for deferred Tax or otherwise) which appears in the Accounts ; or
2.1.3	which would have arisen in consequence of an Event occurring on or before Completion and which is not payable in consequence of the utilisation or set-off of some Relief where the Relief arises in respect of an Event occurring after Completion;

2.1.4	arising in consequence of an Event occurring:
2.1.4.1	after Completion and for which the Company or Cinemasonline Limited is liable solely as a result of having at any time before Completion been a member of a group for any tax purpose; or

2.1.4.2	at any time and for which the Company or Cinemasonline Limited is liable solely as a result of having at any time before Completion been controlled or treated for any Tax purpose as controlled by any person or persons.
2.2	The Warrantors shall pay to the Buyer an amount equal to the amount of any liability of the Company, Cinemasonline Limited or the Buyer for reasonable costs properly incurred by the Company, Cinemasonline Limited or the Buyer in connection with any matter falling within Clause 2.1 for which the Warrantors are liable under this Tax Covenant.

2.3	Clauses 2.1 and 2.2 do not apply to a liability to the extent that:
2.3.1	a provision or reserve in respect of the liability is made in the Accounts or the Management Accounts, or payments thereof is taken into account in the Accounts or the Management Accounts;

2.3.2	the liability arises as a result of a provision or reserve for the liability made in the Accounts or the Management Accounts being insufficient in consequence of an increase in Tax rates or change in (or published interpretation by a Taxation Authority of) law announced after the date of the agreement whether or not with retrospective effect;

2.3.3	the liability arises in consequence of an Event which has occurred since the Balance Sheet Date in the Company’s or Cinemasonline Limited’s ordinary course of business; or

2.3.4	the Buyer has recovered damages under the Warranties in respect of the same liability;

2.3.5	the liability is attributable to the Company or Cinemasonline Limited ceasing to be entitled to the small Company’s rate of corporation tax;

2.3.6	it has been made good or otherwise compensated for at no expense to the Buyer, the Company or Cinemasonline Limited;

2.3.7	it would not have arisen but for a change after Completion in the accounting policies, bases or practices upon which the Company or Cinemasonline Limited values its assets (other than a change made in order to comply with generally accepted accounting principles) or a change to the date to which it makes up its accounts;

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2.3.8	it would not have arisen but for a voluntary act or transaction carried out by the Buyer, the Company or Cinemasonline Limited after Completion otherwise than in the ordinary course of business, which the Buyer was aware or ought reasonably to have been aware could give rise to a claim unless such act or transaction was carried out:-
2.3.8.1	pursuant to an obligation of the Company or Cinemasonline Limited incurred prior to Completion;

2.3.8.2	in compliance with any law, regulation or request of any Taxation Authority;

2.3.8.3	at the written request of the Warrantors;
2.3.9	the liability in question arises or is increased as a result of the failure by the Company or Cinemasonline Limited after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing, the making, giving, or doing of which was permitted by law and which is taken into account;
2.3.9.1	in computing and so reducing any provision which appears in the Accounts (or eliminating any provision which would otherwise have appeared in the Accounts); or

2.3.9.2	in computing any right to repayment of Tax which appears in the Accounts;
2.3.10	the liability in question arises or is increased as a result of the withdrawal or amendment by the Company or Cinemasonline Limited after Completion of any such claim, election, surrender, disclaimer, notice or consent made by the Company or Cinemasonline Limited prior to Completion unless such act or transaction was carried out:-
2.3.10.1	in compliance with any law, regulation or request of any Taxation Authority; or

2.3.10.2	at the written request of the Warrantors;
2.3.11	it is in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to the agreement;

2.3.12	it arises or is increased as a consequence of the failure of the Buyer to comply with or procure the compliance of the Company with their respective obligations under paragraphs 4 (Appeals and Conduct of Claims), 6 (Recovery from Third Parties) and 9 (Buyer’s Covenant);

2.3.13	the liability relates to corporation tax payable by UK Theatres Online Limited in consequence of an Event occurring on or before Completion during the period covered by the Accounts subject to a maximum sum of £16,323 ; or

2.3.14	there is available to the Company or Cinemasonline Limited any Relief, other than a Relief which arises as a result of an Event which occurs on or after Completion , which is or can be offset against the Tax Liability in question (and so that the Company or Cinemasonline Limited shall take all necessary steps to claim the benefit of any such Relief) or

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2.3.15	the liability in any way relates to the conversion of up to £125,104 of Overpayments which currently exist into sales.
2.4	Without limitation, none of the following is regarded for the purposes of Clause 2.3.3 as an Event which has occurred in the Company’s ordinary course of business:
2.4.1	an Event giving rise to a liability under Part XVII of ICTA 1988 (tax avoidance);

2.4.2	a distribution within the meaning of ICTA 1988;

2.4.3	any transaction or deemed transaction which is treated for any Tax purpose as taking place for a consideration other than the actual consideration (if any) or in respect of which an adjustment fails to be made for any Tax purpose in the Company’s or Cinemasonline Limited’s position by reason of the fact that its terms differ from those (if any) which would have been made between independent persons; or

2.4.4	an Event which results in the Company or Cinemasonline Limited being accountable for Tax in a representative capacity or for which it is not primarily accountable or for which it has a right of recourse against another person, such person not being a member of the Buyer’s tax group; or

2.4.5	an Event which results in the Company or Cinemasonline Limited’s failure to deduct or account for Tax or pay Tax when due;

2.4.6	a disposal of capital assets; and

2.4.7	an Event giving rise to a liability within Section 419 of ICTA 1988.
2.5	Except in any cases involving fraud or negligent conduct no claim or claims shall be made by the Buyer under this Tax Covenant unless notice of such claim shall have been given to the Warrantors in writing specifying (in reasonable detail) the matter which gives rise to the claim, prior to the seventh anniversary of Completion and any such claim (if not previously satisfied, withdrawn or settled) shall be deemed to have been withdrawn and waived by the Buyer unless legal proceedings in respect thereof have been commenced (by being both issued and served on the Warrantors) within 6 months of the notification of such claim to the Warrantors under this Clause.

2.6	Clauses 6.1.2, 6.1.3, 6.1.6 and 6.8 of the agreement shall take effect as if set out in full here in this Schedule.
3.	PAYMENTS: SUPPLEMENTARY
3.1	Insofar as payments under Clause 2 are less than the Consideration actually paid, they shall constitute a repayment of and reduction in the Consideration.

3.2	All payments made by any of the Warrantors under this Tax Covenant shall be made gross, and free of any counterclaim or set-off other than as required by law.

3.3	If a payment made by a Warrantor under Clause 2 will be or has been subject to Tax, that Warrantor shall on demand from the Buyer pay the Buyer the amount (after taking into account Tax payable in respect of the amount) that will ensure that the Buyer receives and retains a net sum equal to the sum it would have received had the payment not been subject to Tax provided that if any payment is initially made on the basis that the amount due is not taxable in the hands of the Buyer and it is

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subsequently determined that it is, or vice versa, such adjustments shall be made between the Buyer and that Warrantor as may be required.
4.	APPEALS AND CONDUCT OF CLAIMS
4.1	If, and only if, the Company, Cinemasonline Limited or the Buyer receives a Claim relating to a Tax Liability as mentioned in Clause 2.1:
4.1.1	the Buyer shall as soon as reasonably practicable (and in any event not less than fifteen Business Days prior to the expiry of any time for appeal) give notice or procure that notice is given of the Claim to the Warrantors setting out reasonable particulars of the Claim but notice is not a condition precedent to the Warrantors’ liability under this Tax Covenant; and

4.1.2	subject to Clauses 4.3 and 4.4, the Buyer shall, and shall ensure that the Company and Cinemasonline Limited will, take any action the Warrantors may reasonably request to avoid, dispute, resist or compromise the Claim if the Warrantors have first agreed (to the Buyer’s reasonable satisfaction) to indemnify the Buyer, the Company and Cinemasonline Limited against the Tax, and any additional Tax and costs which the Buyer, the Company or Cinemasonline Limited may reasonably and properly incur in connection with the taking of such action.
4.2	The Warrantors’ rights under Clause 4.1.2 cease if the Warrantors (a) fail to request the Buyer or the Company to take any action under paragraph 4.1.2 within 15 Business Days of the date of notice of the Claim being given by the Buyer or the Company or (b) the Warrantors fail to indemnify the Buyer or the Company to the Buyer’s reasonable satisfaction within a period of time (commencing with the date of the notice given to the Warrantors) that is reasonable, having regard to the nature of the Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such Claim, and which period shall not in any event exceed a period of 15 Business Days or (c) if any of the Warrantors:
4.2.1	takes action, or other steps are taken or legal proceedings are started for his bankruptcy; or

4.2.2	is unable to pay his debts as they fall due, starts negotiations with a creditor with a view to the general readjustment or rescheduling of his indebtedness or makes a general assignment for the benefit of, or a composition with, his creditors.
4.3	The Buyer is not obliged to take, or cause to be taken, any action pursuant to Clause 4.1.2 which involves actually fighting a dispute before the first appellate body (excluding the Taxation Authority which has made the Claim, the Special Commissioners, the General Commissioners and the VAT and Duties Tribunal) in the jurisdiction concerning unless the Warrantors shall have produced to the Buyer (if the Tax is a United Kingdom tax or arises within the United Kingdom) the opinion of tax counsel of not less than 7 years’ call, or (otherwise) the opinion of an expert of similar standing (and in each case appointed by agreement between the Buyer and the Warrantor or (if they do not agree) upon the application by either party to the President for the time being of the Law Society, whose determination shall be final), that such action is reasonable.

4.4	Clause 4.1.2 does not apply, or shall cease to apply, if the Warrantors or, (if before Completion), the Company or Cinemasonline Limited:

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4.4.1	appear, in the reasonable opinion of the Company’s auditors to have sought to evade the Tax Liability in question or

4.4.2	appear, in the reasonable opinion of the Company’s auditors, to have acted fraudulently, or fraudulently omitted to act, in relation to that Tax Liability, whether before or after the making of any Claim.
4.5	The action which the Warrantors may request under Clause 4.1.2 above shall include the Company or Cinemasonline Limited applying to postpone (so far as legally possible) the payment of any Tax.

4.6	Following receipt of any instructions as referred to in Clause 4.1.2 above, the Buyer shall procure that a Claim is not settled or otherwise compromised without the Warrantors’ prior written consent, such consent not to be unreasonably withheld or delayed.

4.7	Subject to the Buyer complying with its obligations under and the provisions of this Clause 4, any sum bona fide paid by the Company or Cinemasonline Limited in discharge or settlement of the relevant liability or purported liability, or any figures bona fide agreed or not contested by the Company or Cinemasonline Limited which determine what any relevant liability or purported liability is or would have been, shall be conclusively presumed to constitute the relevant liability for the purposes of Clause 2.

4.8	If, on or before the seventh anniversary of Completion, the auditors for the time being of the Company or Cinemasonline Limited certify (at the request and expense of the Warrantors) that any provision for Tax in the Accounts has proved to be an Overprovision:
4.8.1	the amount of any Overprovision will first be set-off against any payment then due from the Warrantors under this Tax Covenant; and to the extent that there is an excess, a refund will be made to the Warrantors of any previous payment or payments made by the Warrantors under this Tax Covenant (and not previous refunded under this Tax Covenant) up to the amount of such excess; and

4.8.2	to the extent that such excess as referred to in 4.7.1 above is not exhausted, the remainder of that excess will be carried forward and set-off against any future payment or payments which become due from the Warrantors under this Tax Covenant.
5.	DATE FOR PAYMENT AND INTEREST
5.1	If a Tax Liability arises under Clauses 2.1.1 or 2.1.4 the Warrantors shall pay to the Buyer the relevant amount in cleared funds on or before the fifth Business Day before the date on which the Tax is payable or, if later, ten Business Days following the date on which the Buyer notifies the Warrantors of their liability to make such payment.

5.2	If a liability arises under Clause 2.1.2, 2.1.3, 2.2, or 3.3 the Buyer shall notify the Warrantors of the amount payable.

5.3	If the Warrantors (acting reasonably) so requests within 14 days starting on the day after delivery of that notice, the Buyer shall ensure that (at the Warrantors’ cost) the Buyer’s auditors (acting as experts and not as arbitrators) confirm whether or not the amount referred to in Clause 5.2 is in their reasonable opinion accurate, and to the extent that is not, determine the amount payable. This confirmation or determination shall (except for manifest error) be conclusive and binding on the Warrantors.

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5.4	The Warrantors shall pay the amount referred to in Clause 5.2 (or if lower, the amount determined in Clause 5.3) to the Buyer in cleared funds:
5.4.1	in the case of a liability under Clause 2.1.2 or 2.1.3, on or before the second Business Day before the date on which the Tax would have been payable;

5.4.2	otherwise, on or before the fifth Business Day either after the date of the notice or (if later) after the date the amount payable is determined pursuant to Clause 5.3.
5.5	If any sum due and payable by the Warrantors under this Tax Covenant is not paid on the due date in accordance with the provisions of this Tax Covenant, the Warrantors shall in addition to that sum pay interest to the Buyer from the date for payment of the sum to and including the day of actual payment of the sum (or the next Business Day if the day of actual payment is not a Business Day). The interest accrues from day to day (before and after judgment) at the rate of 3% per year above the base rate of the Barclays Bank plc (or if there is no base rate, at a similar rate reasonably selected by the Buyer) and is compounded quarterly.
6.	RECOVERY FROM THIRD PARTIES
6.1	If:
6.1.1	the Company, Cinemasonline Limited or the Buyer is entitled to recover from another person (including, without limitation, any Taxation Authority) a sum falling within Clauses 2.1 or 2.2; and

6.1.2	the Warrantors have first agreed (to the Buyer’s reasonable satisfaction) to indemnify the Buyer, the Company and Cinemasonline Limited against all costs which the Buyer, the Company or Cinemasonline Limited may reasonably and properly incur in connection with the taking of the following action;
then the Buyer shall procure that the Warrantors are promptly notified of such entitlement and, the Buyer shall and shall ensure that the Company or Cinemasonline Limited will take any action reasonably requested by the Warrantors to enforce recovery against the other person.
6.2	The Buyer need not take any action which the Buyer, the Company or Cinemasonline Limited reasonably considers (acting in good faith having taken account of the reasonable requests of the Warrantor) is likely to have a material adverse effect on the future liability to tax of it, the Company or Cinemasonline Limited.

6.3	The Buyer shall account to the Warrantors for the lesser of:
6.3.1	the sum recovered (including any related interest or related repayment supplement paid by the other person), net of any Tax on the sum and that interest or repayment supplement (save to the extent that any such amount has already been made good by the Warrantors under Clause 2.1); and

6.3.2	the amount paid by the Warrantors under Clause 2.1 or 2.2 in respect of that matter.

Beachcroft Wansbroughs
7.	INFORMATION, RETURNS ETC.
The Sellers shall on written request provide as much information as they possibly can which the Company, Cinemasonline Limited or the Buyer shall reasonably request to enable the Company or Cinemasonline Limited to draw up its Tax returns, compute its Tax Liability or respond to any request or demand from any Taxation Authority relating to the Company or Cinemasonline Limited’s current or previous accounting periods. The Buyer shall procure that the Company or Cinemasonline Limited affords such access to its books, accounts and records as is necessary and reasonable to enable the Warrantors or their duly authorised agents to provide the information reasonably requested of them.
The Buyer shall have the conduct of submitting to, and agreeing with the Tax Authorities, the Tax computations of the Company or Cinemasonline Limited for the accounting period ending on the Balance Sheet Date (the “Last Accounting Period”) to the extent that the same have not been submitted at Completion.
The Sellers shall prepare the Tax Computations and returns for the Last Accounting Period and submit them to the Buyers for review as soon as reasonably practicable. The Buyer shall following their review deliver to the Sellers copies of all the Tax computations and returns and all related documents and correspondence relating to the Last Accounting Period which it intends to submit to the Tax Authorities before submission to the Tax Authorities. If the Sellers do not comment on the Tax computations, returns, documents or correspondence within 21 days starting on the date of their receipt, they are deemed to have approved them.
The Buyer shall take account of all the Sellers’ reasonable comments concerning the Tax computations, returns, documents or correspondence.
The Sellers and the Buyer shall deliver to each other copies of all correspondence sent to, or received from, a Tax Authority relating to the Tax computations and returns relating to the Last Accounting Period, delivery to be effected promptly on despatch, or as the case may be, receipt.
The Buyer shall ensure that the Company and Cinemasonline Limited will, before submission of a computation, document or correspondence to a Tax Authority relating to a Tax liability of the Company or Cinemasonline Limited which arises in respect of the accounting period starting on the day after the Balance Sheet Date and which may give rise to a claim under this Tax Covenant or under the agreement for breach of the Tax Warranties, consult with the Sellers and make any alterations, amendments or additions to the computation, document or correspondence as the Sellers may reasonably require.
8.	SAVINGS
8.1	If (at the Warrantors’ request and expense) the auditors of the Company for the time being determine that the Company or Cinemasonline Limited has obtained a Saving, the Buyer will as soon as reasonably practicable thereafter repay to the Warrantors the lesser of:
8.1.1	the amount of the Saving (as determined by the auditors) less any reasonable costs properly incurred by the Company, Cinemasonline Limited or the Buyer; and

8.1.2	the amount paid by the Warrantors under Clause 2 in respect of the Tax Liability which gave rise to the Saving less any part of that amount previously repaid to the Warrantors under any provision of this Tax Covenant or otherwise.

Beachcroft Wansbroughs
9.	BUYER’S COVENANT
9.1	The Buyer shall pay to the Sellers an amount equal to any Company Tax Liability which the Sellers are obliged to pay to a Taxation Authority relating to any of the following events occurring or deemed to occur after Completion:
9.1.1	the Company, Cinemasonline Limited or any member of the Buyer’s tax group failing to pay any amount of Tax to which it is liable to the extent that such Tax Liability arises in circumstances where the Buyer would not have been entitled to make a claim against the Warrantors under Clause 2 of this Tax Covenant had such Tax Liability been paid by the Company, Cinemasonline Limited or the relevant member of the Buyer’s tax group.

9.1.2	the making by the Company, Cinemasonline Limited or any member of the Buyer’s tax group of any payment or deemed payment which is treated as a chargeable payment for the purposes of section 214 ICTA where the Company, Cinemasonline Limited or the relevant member of the Buyer’s tax group was aware or ought reasonably to have been aware that such payment would give rise to such Tax Liability;

9.1.3	the Company, Cinemasonline Limited or any member of the Buyer’s tax group ceasing to be resident in the United Kingdom or such other country as that relevant company resides for Taxation purposes.
9.2	Any payment made by the Buyer under paragraph 9.1 above shall be made on or before the fifth Business Day before the last day on which the relevant payment of Taxation is due to be made to the relevant Taxation Authority.

9.3	The Buyer shall pay to the Sellers an amount equal to all costs and expenses reasonably and properly incurred by the Sellers in connection with such Tax Liability as described in Clause 9.1 above or any action taken under this Clause 9.

Beachcroft Wansbroughs
SCHEDULE 5
The Property
The Lease
Leasehold Properties with unregistered titles

Present lessee (owner)	UK Theatres Online Limited
Date of lease	Today’s date
Parties	Clifford House 2002 Limited (1) and UK Theatres Online Limited (2)
Term	3 years (break on 12 months’ notice)
Current rental	£32,400 per annum
Short description	Basement, 1st and 2nd Floor, 34/36 Orchard Road, St. Anne’s on Sea, Lancashire
Use	Offices within A2 and/or B1 usage

Beachcroft Wansbroughs
SCHEDULE 6
The Buyer will in good faith co-operate and will procure that the Company and Spring Leisure Limited and www.co.uk Limited will also co-operate in good faith with Jeffrey Spector so as to identify together all Overpayments made to them prior to Completion and which remain treated as such as at the date of Completion and to take such steps as can reasonably be taken at no significant cost to them (other than consequential Taxation) to ensure that such Overpayments are converted into sales within 12 months after Completion.
An amount equal to the “net of value added tax” element of any sum which was previously treated as an Overpayment but has prior to the first anniversary of Completion been converted into a sale during the year after completion shall become payable to the Sellers as additional consideration pursuant to clause 3.3 and such sums shall as soon as determined be payable to the Sellers from the Escrow Account in accordance with the terms of the Escrow Letter.
The Buyer and Jeffrey Spector shall use their respective best endeavours to agree the amount payable as soon as practicable after 28 February 2006 and upon agreement such sum as has been agreed to be payable shall be paid by means of a release from the Escrow Account.
A second payment will be made as soon as practicable after 28 February 2007 to take account of all further conversions into sales prior to the first anniversary of Completion.

Beachcroft Wansbroughs
SIGNATURE PAGES

SIGNED (but not delivered until the date hereof) as a		)
Deed on behalf of CINEMASOURCE UK LIMITED		)	/s/ Mitchell Rubenstein

in the presence of:-)			(Signature)

22 November 2005

WITNESS:			(Date)
Signature:	/s/ James Moakley
Name:	James Moakley
Address:	Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, FL 33431
Occupation:	Attorney
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by JEFFREY SPECTOR in the presence of:-)			/s/ Jeffrey Spector

(Signature)

WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by JANETTE ERSKINE in the presence of:-)			/s/ Janette Erskine

(Signature)

WITNESS:
Signature:	/s/ S. Aldred

Name:	S. Aldred		(Date)
Address:	182 Kirkstone Drive
Thornton Cleveleys
FY5 1QJ
Occupation:	Credit Control
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs

SIGNED (but not delivered until the date hereof) as a		)
Deed by MALCOLM JOHNSON in the presence of:-)			/s/ Jeffrey Spector

(Signature)

WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by MITCHELL CLIFFORD MICHAEL		)	/s/ Kevin Philbin

CARTWRIGHT in the presence of:-)			(Signature)

WITNESS:

Signature:	/s/ Jeffrey Spector		(Date)
Name:	Jeffrey Spector
Address:	255 Clifton Drive South
Latham, St. Anne’s, Lancashire
England, FY8 1HW
Occupation:	Director
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by DAVID BROWN in the presence of:-)			/s/ Jeffrey Spector

(Signature)
WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs

SIGNED (but not delivered until the date hereof) as a		)
Deed by SAM DRURY in the presence of:-)
/s/ Jeffrey Spector (Signature)
WITNESS:
Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by WAYNE HARWOOD in the presence of:-)
/s/ Jeffrey Spector (Signature)
WITNESS:
Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by TERRY HENNIGAN in the presence of:-)
/s/ Jeffrey Spector (Signature)
WITNESS:
Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs

SIGNED (but not delivered until the date hereof) as a		)
Deed by PHILLIP HOLMES in the presence of:-)
/s/ Jeffrey Spector (Signature)
WITNESS:
Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed on behalf of LONECROFT PLC in the		)
presence of:-		)	/s/ Kevin Philbin (Signature)

WITNESS:
Signature:	/s/ Jeffrey Spector		(Date)
Name:	Jeffrey Spector
Address:	255 Clifton Drive South
Latham, St. Anne’s, Lancashire
England, FY8 1HW
Occupation:	Director
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by GILLIAN POWER in the presence of:-)
/s/ Jeffrey Spector (Signature)
WITNESS:
Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs
SIGNED (but not delivered until the date hereof) as a		)
Deed by STEVEN RICHARDSON in the presence of:-)
/s/ Jeffrey Spector

(Signature)
WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by JEFFREY TENNANT in the presence of:-)
/s/ Jeffrey Spector

(Signature)
WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a))
Deed by BRADLEY WHITE in the presence of:-)
/s/ Jeffrey Spector

(Signature)
WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin	(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs
SIGNED (but not delivered until the date hereof) as a		)
Deed by ELAINE PATRICE SPECTOR in the presence of:-)
/s/ Jeffrey Spector

(Signature)
WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by GENEVA CARTWRIGHT in the presence of:-)
/s/ Kevin Philbin

(Signature)
WITNESS:

Signature:	/s/ Jeffrey Spector		(Date)
Name:	Jeffrey Spector
Address:	255 Clifton Drive South
Latham, St. Anne’s, Lancashire
England, FY8 1HW
Occupation:	Director
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by CLIFFORD HOUSE in the presence of:-)
/s/ Jeffrey Spector

(Signature)
WITNESS:
Signature:	/s/ Jeffrey Spector		(Date)
Name:	Jeffrey Spector
Address:	255 Clifton Drive South
Latham, St. Anne’s, Lancashire
England, FY8 1HW
Occupation:	Director
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs

SIGNED (but not delivered until the date hereof) as a		)
Deed on behalf of UK THEATRES ONLINE		)	/s/ Jeffrey Spector

LIMITED in the presence of:-)			(Signature)

WITNESS:

Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by JULIAN LATHAM in the presence of:-)			/s/ Jeffrey Spector

(Signature)

WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed by JEANETTE TAYLOR in the presence of:-)			/s/ Jeffrey Spector

(Signature)

WITNESS:
Signature:	/s/ Kevin Philbin

Name:	Kevin Philbin		(Date)
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)

Beachcroft Wansbroughs

SIGNED (but not delivered until the date hereof) as a		)
Deed by DAVID BRYAN WILLIAMS in the presence		)	/s/ Jeffrey Spector

of:-)			(Signature)

WITNESS:

Signature:	/s/ Kevin Philbin		(Date)
Name:	Kevin Philbin
Address:	76 Cross Street
Manchester
M2 4JU
Occupation:	Solicitor
(PLEASE COMPLETE IN CAPITALS)